                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER

                                    between

                              JAMESON INNS, INC.

                                      and

                             SIGNATURE INNS, INC.

                         Dated as of January 27, 1999

                               TABLE OF CONTENTS

ARTICLE I

         THE MERGER......................................................................    -1-
         1.01.    The Merger.............................................................    -1-
         1.02.    Effective Time of the Merger...........................................    -2-
         1.03.    Articles of Incorporation, By-laws, Directors and Officers.............    -2-
         1.04.    Conversion of Shares...................................................    -2-
         1.05.    Employee Stock Options.................................................    -3-

ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF SIGNATURE.....................................    -4-
         2.01.    Organization; Good Standing; Power, Etc................................    -4-
         2.02.    Authorization of Agreement, Etc........................................    -4-
         2.03.    Capitalization.........................................................    -7-
         2.04.    Absence of Certain Changes or Events...................................    -8-
         2.05.    Signature SEC Reports..................................................    -9-
         2.06.    Defaults...............................................................   -10-
         2.07.    Tax Matters............................................................   -10-
         2.08.    Trademarks, Copyrights, Etc............................................   -11-
         2.09.    Title to Properties: Absence of Liens and Encumbrances: Leases, etc....   -12-
         2.10.    Employee Benefit Plans.................................................   -13-
         2.11.    Litigation.............................................................   -17-
         2.12.    Insurance..............................................................   -17-
         2.13.    Brokers and Finders....................................................   -17-
         2.14.    Compliance with Laws...................................................   -18-
         2.15.    Information Supplied...................................................   -19-

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF JAMESON.......................................   -20-
         3.01.    Organization, Good Standing, Power, Etc................................   -20-
         3.02.    Authorization of Agreement. Etc........................................   -20-
         3.03.    Tax Matters............................................................   -22-
         3.04.    Capitalization.........................................................   -23-
         3.05.    Issuance of Jameson Common Stock and Jameson Series S Preferred Stock..   -23-
         3.06.    No Material Adverse Change.............................................   -23-
         3.07.    Brokers and Finders....................................................   -23-

         3.08.    Jameson SEC Reports....................................................   -24-
         3.09.    Litigation.............................................................   -24-
         3.10.    Compliance with Laws...................................................   -25-
         3.11.    Information Supplied...................................................   -26-

ARTICLE IV

         COVENANTS OF SIGNATURE..........................................................   -26-
         4.01.    Approvals..............................................................   -26-
         4.02.    Investigation by Jameson...............................................   -27-
         4.03.    No Solicitation........................................................   -27-
         4.04.    Conduct of Business....................................................   -30-
         4.05.    No Charter Amendments..................................................   -32-
         4.06.    No Issuance or Disposition of Securities...............................   -32-
         4.07.    No Dividends...........................................................   -32-
         4.08.    No Disposal of Property................................................   -33-
         4.09.    No Acquisitions........................................................   -33-
         4.10.    No Breach or Default...................................................   -33-
         4.11.    No Indebtedness........................................................   -33-
         4.12.    Payment of Liabilities.................................................   -33-
         4.13.    Employee Matters.......................................................   -33-
         4.14.    Stockholders Meeting...................................................   -34-
         4.15.    Notice and Cure........................................................   -35-
         4.16.    Cooperation of Management Pending Merger...............................   -35-
         4.17.    Furnish Information for Jameson Statements.............................   -35-
         4.18.    Affiliates Undertakings................................................   -35-
         4.19.    Filings; Other Actions.................................................   -36-
         4.20.    Comfort Letter.........................................................   -36-
         4.21.    REIT-Related Transactions..............................................   -36-
         4.22     Signature Property Restructuring.......................................   -37-

ARTICLE V

         COVENANTS OF JAMESON............................................................   -37-
         5.01.    Approvals..............................................................   -37-
         5.02.    Investigation by Signature.............................................   -37-
         5.03.    Conduct of Business....................................................   -38-
         5.04.    Stockholders' Meeting..................................................   -38-
         5.05.    Blue Sky Permits.......................................................   -38-
         5.06.    Registration Statement.................................................   -38-
         5.07.    Issuance of Jameson Common Stock and Jameson Series S Preferred Stock..   -38-

         5.08.    Notice and Cure........................................................   -39-
         5.09.    Nasdaq National Market Listing.........................................   -39-
         5.10.    Tax Covenants..........................................................   -39-
         5.11.    No Breach or Default...................................................   -39-
         5.12.    Notice and Cure........................................................   -39-
         5.13.    Cooperation of Management Pending Merger...............................   -40-
         5.14.    Furnish Information for Signature Proxy Statements.....................   -40-
         5.15.    Comfort Letters........................................................   -40-

ARTICLE VI

         CONDITIONS PRECEDENT TO OBLIGATIONS OF JAMESON AND SIGNATURE....................   -40-
         6.01.    Consents and Approvals.................................................   -40-
         6.02.    Registration Statement.................................................   -41-
         6.03.    Stockholder Approval...................................................   -41-
         6.04.    Nasdaq National Market Listings........................................   -41-
         6.05.    Certain Actions, etc...................................................   -41-

ARTICLE VII

         CONDITIONS PRECEDENT TO OBLIGATIONS OF JAMESON..................................   -41-
         7.01.    Accuracy of Representations and Warranties.............................   -41-
         7.02.    Performance of Covenants, Agreements and Conditions....................   -42-
         7.03.    Officers' Certificate, Etc.............................................   -42-
         7.04.    Employment Agreements..................................................   -42-
         7.05.    Opinion of Signature Counsel...........................................   -42-
         7.06.    Undertakings by Signature Affiliates...................................   -45-
         7.07.    Rights Agreement.......................................................   -46-
         7.08.    Opinions of Professionals..............................................   -46-
         7.09.    Auditors' letters......................................................   -46-
         7.10.    Resignations...........................................................   -46-
         7.11.    Fairness Opinion.......................................................   -46-
         7.12.    No Material Adverse Change.............................................   -47-

ARTICLE VIII

         CONDITIONS PRECEDENT TO OBLIGATIONS OF SIGNATURE................................   -47-
         8.01.    Accuracy of Representations and Warranties.............................   -47-
         8.02.    Performance of Covenants, Agreements and Conditions....................   -47-

         8.03.    Officers' Certificates Etc.............................................   -47-
         8.04.    Opinion of Counsel for Jameson.........................................   -48-
         8.05.    Authorization of Jameson Stock.........................................   -50-
         8.06.    Fairness Opinion.......................................................   -50-
         8.07.    Tax Opinion............................................................   -51-
         8.08.    No Material Adverse Change.............................................   -51-
         8.09.    Auditors' Letters......................................................   -51-

ARTICLE IX

         TERMINATION, AMENDMENTS AND WAIVER..............................................   -51-
         9.01.    Termination............................................................   -52-
         9.02.    Effect of Termination..................................................   -53-
         9.03.    Amendment..............................................................   -53-
         9.04.    Waiver.................................................................   -53-

ARTICLE X

         OTHER AGREEMENTS; NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.................   -54-
         10.01.   Confidentiality........................................................   -54-
         10.02.   Public Announcements...................................................   -54-
         10.03.   Indemnification........................................................   -54-
         10.04.   Additional Agreements..................................................   -55-
         10.05.   Break-up Fee...........................................................   -55-
         10.06.   Available Remedies.....................................................   -55-
         10.07.   Nonsurvival of Representations and Warranties..........................   -55-

ARTICLE XI

         MISCELLANEOUS...................................................................   -56-
         11.01.   Closing................................................................   -56-
         11.02.   Expenses...............................................................   -56-
         11.03.   Notices................................................................   -56-
         11.04.   Entire Agreement.......................................................   -57-
         11.05.   Binding Effect: Benefits...............................................   -57-
         11.06.   Assignment.............................................................   -57-
         11.07.   Applicable Law.........................................................   -57-
         11.08.   Article and Section Headings...........................................   -57-
         11.09.   Construction...........................................................   -58-
         11.10    Severability...........................................................   -58-

         11.11.   Incorporation of Exhibits and Schedules................................   -58-
         11.12.   Counterparts...........................................................   -58-

                        LIST OF EXHIBITS AND SCHEDULES

                                   Exhibits
                                   --------

Exhibit A        -  Agreement of Merger.
Exhibit A-1      -  Form of Certificate of Designation for Jameson Series S
                    Preferred
Stock Exhibit B  -  Amendment of Signature Rights Agreement.
Exhibit C        -  Form of Employment Agreements.
Exhibit D        -  Assignment and Assumption Agreement - Signature Operating
                    Assets and Liabilities

                                   Schedules
                                   ---------

Schedule 1.05    -  Options to purchase Common Stock of Signature.
Schedule 2.01    -  Subsidiaries of Signature.
Schedule 2.02(c) -  Consents
Schedule 2.04    -  Changes since the September 30, 1998.
Schedule 2.07    -  Signature Tax Matters.
Schedule 2.08    -  Intellectual Property Rights.
Schedule 2.09    -  Real Property.
Schedule 2.10    -  Employee Benefit Plans.
Schedule 2.11    -  Signature Litigation
Schedule 2.12    -  Insurance.
Schedule 2.14    -  Compliance with Laws.
Schedule 3.03    -  Jameson Tax Matters
Schedule 3.09    -  Jameson Litigation
Schedule 3.10    -  Jameson Compliance with Laws

                                  DEFINITIONS

Capitalized terms used herein shall have the meanings ascribed to them in the sections set forth below.

Affiliate: as defined in Section 2.10(a).
Agreement: as defined in the first sentence of this document. Average Price: as defined in Section 1.04.
Closing: as defined in Section 1.01.
Code: as defined in Section 2.10.
Commission: as defined in Section 2.05.
Dissolved Partnerships: as defined in Section 2.02(h) Earnings and Profits: as defined in Section 7.08(a). Effective Time of the Merger: as defined in Section 1.02. Employee Pension Benefit Plans: as defined in Section 2.10. Employee Welfare Benefit Plans: as defined in Section 2.10.
Encumbrance: as defined in Section 2.09.
Environmental Laws: as defined in Section 2.14.
ERISA: as defined in Section 2.10.
Georgia Law: as defined in Section 1.01.
Governmental Entity: as defined in Section 2.02.
Indiana Law: as defined in Section 1.01.
IRS: as defined in Section 2.10(c).
Intellectual Property: as defined in Section 2.08
Jameson Common Stock: as defined in Section 3.04.
Jameson SEC Reports: as defined in Section 3.08.
Jameson Series A Preferred Stock: as defined in Section 3.04. Jameson Series S Preferred Stock: as defined in Section 3.05. Jameson Stockholder Meeting: as defined in Section 5.04
Knowledge: as defined in Section 11.09.
Legal Requirements: as defined in Section 2.14.
Material Adverse Effect: as defined in Section 2.02.
Merger: as defined in the recitals.
Merger Agreement: as defined in Section 1.01.
PBGC: as defined in Section 4.13(c).
Person: as defined in Section 2.02.
Property Restriction: as defined in Section 2.10.
Proxy Statement: as defined in Section 2.15.
Registration Statement: as defined in Section 2.15.
REIT: as defined in Section 3.03.
Rights: as defined in Section 2.03.

Rights Agreement: as defined in Section 2.03.
1933 Act: as defined in Section 2.02.
1934 Act: as defined in Section 2.02.
Significant Subsidiary: as defined in Section 4.03.
Subsidiary: as defined in Section 2.01.
Superior Proposal: as defined in Section 4.03.
Surviving Corporation: as defined in Section 1.01.
Signature Common Stock: as defined in Section 2.03.
Signature Partnerships: as defined in Section 2.02.
Signature Preferred Stock: as defined in Section 2.03.
Signature Properties: as defined in Section 2.09.
Signature SEC Reports: as defined in Section 2.05.
Signature Series One Preferred Stock: as defined in Section 2.03.
Signature Stockholder Meeting: as defined in Section 4.14.
Takeover Proposal: as defined in Section 4.03.
Tax Returns: as defined in Section 2.07.
Tax: as defined in Section 2.07.
Worker Safety Laws: as defined in Section 2.14.

                          AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger is dated as of January 27, 1999 (this "Agreement"), by and among Jameson Inns, Inc. a Georgia corporation ("Jameson"), and Signature Inns, Inc., an Indiana corporation ("Signature").

          WHEREAS, the Boards of Directors of Jameson and Signature deem it advisable and in the best interests of their respective corporations that Signature be merged with and into Jameson; and

          WHEREAS, the Boards of Directors of Jameson and Signature, by resolutions duly adopted, have approved this Agreement providing for the merger of Signature with and into Jameson (the "Merger"), with Jameson surviving such Merger, and the respective Boards of Directors of Jameson and Signature have recommended the Merger Agreement for approval by their respective stockholders in accordance with the terms of this Agreement, Georgia and Indiana Law and the Nasdaq Stock Market; and

          WHEREAS, Jameson and Signature desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement and to prescribe various conditions precedent to such transactions;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein set forth, the parties to this Agreement have agreed, and hereby agree subject to the terms and conditions hereinafter set forth, as follows:

                                  ARTICLE I

                                  THE MERGER

          1.01.  The Merger.  (a) At the Effective Time of the Merger, in
                 ----------
accordance with the provisions of the Georgia Business Corporation Code and other applicable Georgia law ("Georgia Law"), the Indiana Business Corporation Law and other applicable Indiana law ("Indiana Law"), and the terms of this Agreement, Signature shall be merged with and into Jameson, with Jameson surviving the merger ("Surviving Corporation"), all as more fully provided for in the form of Agreement of Merger, which is attached hereto as Exhibit A and incorporated herein by reference (the "Merger Agreement").

          (b) The consummation of the transactions contemplated by Section 1.01(a) hereof and by this Agreement is herein called the "Closing."

          1.02.  Effective Time of the Merger. The Merger shall not become
                 ----------------------------
effective until, and, subject to the terms and conditions of this Agreement, shall become effective when, appropriate Articles of Merger shall have been filed, in accordance with the requirements of Georgia Law and Indiana Law, in the offices of the Secretary of State of the State of Georgia and the offices of the Secretary of State of Indiana. The date and time when the Merger shall become effective as aforesaid is herein referred to as the "Effective Time of the Merger."

          1.03. Articles of Incorporation, By-laws, Directors and Officers. (a)
                ----------------------------------------------------------
The Amended and Restated Articles of Incorporation of Jameson as in effect immediately prior to the Effective Time of the Merger shall be the Amended and Restated Articles of Incorporation of the Surviving Corporation from and after the Effective Time of the Merger until amended in accordance with Georgia Law.

          (b) The By-laws of Jameson, as in effect immediately prior to the Effective Time of the Merger, shall be the By-laws of the Surviving Corporation from and after the Effective Time of the Merger until amended in accordance with Georgia Law and the Restated Articles of Incorporation and the By-laws of the Surviving Corporation.

          (c) The officers of Jameson in office immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation from and after the Effective Time of the Merger, each to hold office in accordance with the Restated Articles of Incorporation and By-laws of the Surviving Corporation.

          (d) The directors of Jameson in office immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation from and after the Effective Time of the Merger, and each shall hold such office until his successor shall have been elected or qualified or as otherwise provided in the By-laws or Restated Articles of Incorporation of the Surviving Corporation.

          1.04. Conversion of Shares. At the Effective Time of the Merger:
                --------------------

          (a) Each share of Signature Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one-half of one fully paid and nonassessable share of Jameson Common Stock and the right to receive cash in the amount of $1.50 less the amount of the per share extraordinary dividend paid for the purpose of distributing any current and anticipated undistributed Earnings and Profits of Signature as contemplated by Section 4.21. No fractional shares of Jameson Common Stock shall be issued. Any holder of Signature Common Stock who, at the Effective Time of the Merger, otherwise becomes entitled to receive a fractional share of Jameson Common Stock shall, in lieu thereof, be entitled to receive cash equal to such fraction multiplied by the average of the per share closing prices for the Jameson Common Stock (the

"Average Price") on the Nasdaq National Market for the five (5) consecutive trading days ending on the last trading day of the calendar week preceding the calendar week of the Effective Time of the Merger.

          (b) Each share of Signature Preferred Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Jameson Series S Preferred Stock which shall have the rights, preferences and terms set forth in the Designation of Preferences, Rights, Privileges and Restrictions of $1.70 Series S Cumulative Preferred Stock set forth in the Articles of Amendment of the Jameson Articles of Incorporation to be filed with the Secretary of State of Georgia and attached hereto as Exhibit A-1.

          (c) Each share of Signature Common Stock held in the treasury of Signature immediately prior to the Effective Time of the Merger shall be canceled, without any payment or other distribution in respect thereof.

          (d) At the Effective Time of the Merger, each outstanding certificate which theretofore represented shares of the Signature Common Stock (and associated Rights) shall be deemed for all purposes to evidence ownership of and to represent that number of shares of Jameson Common Stock and the right to receive the cash payment into which the shares of the Signature Common Stock represented thereby shall have been converted and all Rights associated with such shares of Signature Common Stock shall be thereby canceled and shall cease to exist. Also, at the Effective Time of the Merger, each outstanding certificate which theretofore represented shares of the Signature Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent that number of shares of Jameson Preferred Stock into which the shares of the Signature Preferred Stock represented thereby shall have been converted.

          1.05. Employee Stock Options.  At the Effective Time of the
                ----------------------
Merger, the outstanding options to purchase shares of the Common Stock of Signature reflected on Schedule 1.05 hereto which are then unexercised will be canceled. Each of the Signature employees who held canceled options to purchase shares of Signature Common Stock shall be granted options under the Jameson 1993 Stock Incentive Plan providing for the purchase of that number of shares of Jameson Common Stock (the "Jameson Replacement Options") equal to the number of shares of Signature Common Stock covered by the canceled options. The exercise price of the Jameson Replacement Options will be equal to the closing sales price for Jameson Common Stock as reported on the Nasdaq National Market on the Effective Date of the Merger. Such options shall become exercisable with respect to one-third of the shares covered thereby on each of the first three anniversary dates of the Effective Date of the Merger. Subject to the foregoing, the exercise, termination and other provisions of the Jameson Replacement Options shall be as comparable to the provisions of the canceled options prior to the Effective Time of the Merger (and without regard to any acceleration of the vesting of the options due to the Merger) as practicable in light of the terms, provisions and requirements of the Jameson 1993 Stock Incentive Plan and the rules and regulations of the Code.

                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF SIGNATURE

          Signature hereby represents and warrants to Jameson as follows:

          2.01.  Organization; Good Standing; Power, Etc.  Signature is a
                 ----------------------------------------
corporation duly incorporated and validly existing under the laws of the State of Indiana and has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted. Signature has no Subsidiaries, as defined below, other than those listed on
Schedule 2.01 hereto. Each Signature Subsidiary is a corporation duly organized and validly existing under the laws of the State of Indiana and has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted. Signature and each Signature Subsidiary, as hereafter defined, is duly qualified to do business and is in good standing as a foreign corporation or other entity in each other jurisdiction in which the ownership, operation or leasing of its properties or assets or the nature of its business requires such qualification except where the failure so to qualify would not have a Material Averse Effect on the business, financial condition or properties of Signature and its Subsidiaries taken as a whole. As used in this Agreement, the term "Subsidiary" shall mean any corporation 50% or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company, limited partnership or other entity 50% or more of the total equity interest of which, is directly or indirectly owned by another entity.

          2.02.  Authorization of Agreement, Etc. (a) Signature has all
                 --------------------------------
requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Signature and the consummation by Signature of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Signature, subject only, with respect to the Merger, to the approval of holders of a majority of the outstanding shares of Signature Common Stock entitled to vote and the holders of a majority of the outstanding shares of Signature Preferred Stock entitled to vote, voting separately as a class. This Agreement has been duly executed and delivered by Signature and constitutes the legal, valid and binding obligation of Signature, enforceable against Signature in accordance with its terms except as enforceability may be subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) Assuming the approval of the holders of at least a majority of the outstanding shares of Signature Common Stock and the holders of at least a majority of the outstanding shares of Signature Preferred Stock, voting separately as a class, is obtained, neither the execution and delivery of this Agreement by Signature nor the consummation of the transactions contemplated hereby to be performed by Signature will (i) violate or conflict with any provision of the Articles of

Incorporation, as amended, or Bylaws, as currently in effect, of Signature or
(ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality ("Governmental Entity"), other regulatory or self-regulatory body or association or arbitrator binding upon Signature or any of its properties, except where such violations or conflicts would not in the aggregate have a Material Adverse Effect on the business, properties, financial condition or results of operations of Signature or on the ability of Signature to consummate the transactions contemplated hereby, and except for violations that will be cured, waived or terminated prior to the Effective Time of the Merger. The term "Material Adverse Effect," with respect to any entity, shall mean a material adverse effect on or change in the financial condition, assets or results of operations of such entity and its subsidiaries (including any subsidiary partnership) taken as a whole (without regard, however, to changes in conditions generally applicable to the hotel industry or general economic conditions globally, in the United States or in the geographical regions thereof in which such entity conducts business, and any changes in the financial condition or results of operations or assets of such entity and its subsidiaries, taken as a whole, that are caused primarily or substantially by such changes or events or as a result of the announcement of this Agreement and the transactions contemplated hereby, including the payment of any costs, expenses, fees or similar charges incurred by such entity's contemplation, negotiation, execution or consummation of this Agreement or the transactions contemplated hereby). The term "entity" shall mean and include a company, a partnership, a limited partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Signature will result in a breach of or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Signature or any Signature Subsidiary is a party or by which it or any of its properties is bound or affected, or pursuant to which Signature or any Signature Subsidiary has guaranteed the indebtedness or preferred stock of any natural person, firm, partnership, association, corporation, limited liability company, company, trust, entity, public body or government. or entity ("Person"), or (ii) any lease, license, tariff, contract or other agreement or instrument to which Signature is a party or by which it or any of its properties is bound or affected, except for any such breaches, defaults, rights, losses or penalties that do not have a Material Adverse Effect on the business, properties, financial condition or results of operations of Signature or such Signature Subsidiary or on the ability of Signature to consummate the transactions contemplated hereby, or with respect to which the consents, waivers or releases listed on Schedule 2.02(c) attached hereto will be obtained prior to the Effective Time of the Merger.

          (d) Neither the execution and delivery by Signature of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Signature will result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties or other assets now or hereafter owned by Signature or any Signature Subsidiary, except where such would not in the aggregate have a Material Adverse Effect on the business, properties, financial condition or results of operations of Signature or any Signature Subsidiary or on the ability of Signature to consummate the transactions contemplated hereby.

          (e) No consent, approval, order, certificate or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Signature in connection with the execution and delivery of this Agreement by Signature or the consummation by Signature of the transactions contemplated hereby, other than (i) in connection or compliance with any applicable provisions of Georgia Law, Indiana Law, the Securities Act of 1933, as amended ("1933 Act"), the Securities Exchange Act of 1934, as amended ("1934 Act"), and any applicable state securities laws or regulations, and (ii) such filings or registrations that, if not made, and such authorizations, consents or approvals, that, if not received, would not in the aggregate have a Material Adverse Effect on the business, properties, financial condition or results of operations of Signature or any Signature Subsidiary or on the ability of Signature to consummate the transactions contemplated hereby.

          (f) Signature and each Signature Subsidiary has made or obtained each registration, filing, submission, license, permit, certificate, determination or governmental approval necessary to enable it to carry on its business, except for those which the failure to have does not have a Material Adverse Effect on the business, properties, financial condition or results of operations of Signature or such Signature Subsidiary. All such registrations, filings and submissions with any Governmental Entity relating to the operations of Signature or any Signature Subsidiary were in material compliance with applicable law when filed, and no material deficiencies have been asserted by any such authority with respect to such registrations, filing or submissions.

          (g) SM Limited Partnership (the "Signature Partnership") is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Indiana and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business activities or its ownership or leasing of property makes such qualification necessary, except where the failure to qualify would not or could not reasonably be expected to have a Material Adverse Effect on such Signature Partnership. The Signature Partnership has full power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted. True and correct copies of the partnership agreement of the Signature Partnership, as amended to date, has been delivered to Jameson. The general partner of the Signature Partnership is P&N Corporation and the sole limited partner of the Signature Partnership is GPI Hotel Properties, L.P.

          (h)    Each of the limited partnerships listed on Schedule 2.02 (h)
                                                            -----------------
hereto (the "Dissolved Signature Partnerships") was a limited partnership duly organized under Indiana law and prior to the date hereof has been dissolved in accordance with Indiana Law and the requirements of the agreement of limited partnership applicable thereto. Prior to or in connection with the liquidation and dissolution of each Dissolved Signature Partnership, good and marketable title to the hotel property or properties owned and operated thereby were sold or otherwise transferred to Signature or the Signature Subsidiary indicated on
Schedule 2.02 (h) free of liens, charges, mortgages, encumbrances, security
-----------------
interests or other adverse claims except those that were expressly specified in the title insurance policies covering such properties, copies of which have been provided to Jameson. The transfers of such properties and the dissolution of the Dissolved Signature Partnerships were effected in material compliance with all requirements of Indiana Law, the terms of the respective agreements and certificates of limited partnership, and the terms of any loan agreements, mortgages, deeds of trust, security agreements, management agreements, leases, franchise agreements or other documents applicable thereto. Without limiting the generality of the foregoing, it is represented that all required notices were given, all required consents, waivers or approvals of partners, lenders, Government Entities and other third Persons required in connection therewith were obtained, true, accurate and complete final accountings were prepared and provided to each partner of each Dissolved Signature Partnership and no claims have been asserted against Signature, the general partner of any Dissolved Signature Partnership or any other Subsidiary or Affiliate of Signature with respect to either the transfers of the properties to Signature or its Subsidiaries or the dissolution of the Dissolved Signature Partnerships and the distribution of the partnership assets to the partners thereof in connection therewith, and Signature is not aware of any facts or circumstances which could reasonably be a basis for any such claim. None of the limited partners or other investors in the Dissolved Partnerships has any dissenters' appraisal rights or other claims or rights regarding either the act of liquidating and dissolving the Dissolved Partnerships or the value, fairness, propriety or legality of the transfers of the hotel properties or other acts involved in the liquidation and dissolution of the Dissolved Partnerships.

          2.03.  Capitalization.  (a)  The authorized capital stock of
                 --------------
Signature consists of 5,000,000 shares of preferred stock, no par value and 25,000,000 shares of common stock, no par value ("Signature Common Stock"). As of the date of t-his Agreement, 2,105,703 shares of Signature Common Stock (including the corresponding number of Rights (as defined below) to purchase Signature Series One Preferred Stock (as defined below) pursuant to the Rights Agreement (as defined below)) and 2,256,000 shares of Signature $1.70 Cumulative Convertible Preferred Stock, Series A ("Signature Preferred Stock") are issued and outstanding. The only outstanding options, warrants, or other rights to purchase shares of Signature Common Stock are the employee stock options covering a total of 80,168 shares of Signature Common Stock referred to in
Section 1.05 above and which are listed in Schedule 1.05 thereto. All shares of capital stock of Signature have been duly authorized, validly issued, fully paid and nonassessable, and are not subject to, or issued in violation of, any preemptive rights. Except as set forth above, there are no shares of capital stock of Signature authorized or outstanding, and there are no subscriptions, options to purchase shares of the capital stock of Signature, conversion or exchange rights, warrants, preemptive rights or other agreements, claims or commitments of any nature whatsoever (whether firm or conditional) obligating Signature to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities or interests of Signature or obligating Signature to grant, extend or enter into any such agreement or commitment.

          (b) Signature has approved the Amendment of the Rights Agreement as set forth on Exhibit B. The term "Rights" means a stock purchase right entitling the holder thereof the right to purchase one hundredth of one share of Signature Non-cumulative Preferred Stock, Series One, without par value ("Signature Series One Preferred Stock") at an initial exercise price of $40 per one-hundredth of one share, subject to adjustment. The "Rights Agreement" is the agreement that provides said stock purchase rights to the holders of Signature Common Stock. The Company has executed the Amendment to the Rights Agreement and has taken all other action, if any, necessary (so long as this Agreement has not been terminated) to (i) render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (y) neither Jameson nor any of its affiliates is an Acquiring Person (as defined in the Rights Agreement)and (z) a Stock Acquisition Date or an Exercisability Date (as defined in the Rights Agreement) does not occur by reason of the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement. Upon consummation of the Merger, the Rights will be canceled and shall cease to exist and none of the Persons who owned Signature Common Stock, Signature Preferred Stock or any associated Rights will have any rights, claims or interests thereunder or with respect thereto.

          2.04. Absence of Certain Changes or Events. Except as has occurred in
                ------------------------------------
the ordinary course of business consistent with prior practices and custom or as disclosed in Schedule 2.04, since September 30, 1998, neither Signature nor any Signature Subsidiary has (i) borrowed, or agreed to borrow, funds, (ii) incurred or become subject to, or agreed to incur or become subject to, any material obligation or liability, contingent or otherwise, except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of its business, (iii) discharged or satisfied any material lien, charge or encumbrance or paid any material obligation or liability, contingent or otherwise, other than current liabilities shown in the Interim Balance Sheet, current liabilities incurred since September 30, 1998 in the ordinary course of its business and prepayments of obligations in accordance with normal and customary past practices, (iv) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) in respect of its capital stock, except for the cumulative dividends which accrued and became payable under the terms of the Signature Preferred Stock, (v) mortgaged, pledged or subjected to lien, charge or other encumbrance, or agreed so to do, any of the assets material to the operation of its business, tangible or intangible, (vi) sold, assigned, transferred, conveyed, leased or otherwise disposed of or agreed to sell, assign, transfer, convey, lease or otherwise dispose of any of its assets or properties, (vii) canceled or compromised any debt or claim, except for immaterial adjustments made in the ordinary course of business, or waived or released any rights, regardless of whether in the ordinary course of business, which, in the aggregate, are material, (viii) entered into any material transaction, contract or commitment, (ix) declared, set aside, or made any payment to its executives, board members, employees or any other person either in contemplation of this Agreement or otherwise in the form of a bonus or other form of incentive or other nonrecurring compensation, (x) increased, or agreed to increase, the monthly rate of compensation payable or to become payable by it to any of its officers, directors or other key management employees over the rate being paid to them or accrued for at September 30, 1998,
(xi) increased, or agreed to increase, the rate of compensation payable or to become payable by it to any of its employees (other than officers, directors and other key management employees) over the rate being paid to them or accrued for at September 30, 1998, or other than in accordance with its established procedures for annual or other periodic reviews and increments, (xii) made or permitted, or agreed to make or permit, any amendment or termination of any material contract, mortgage, lease, license, agreement or other instrument to which it is a party or by which any of its properties or assets are bound,
(xiii) made, or agreed to make, any accrual or arrangement for or payment of bonuses or special compensation in excess of $25,000 of any kind to any employee (or $100,000 in the aggregate for all employees), (xiv) directly or indirectly paid, or agreed to pay, any severance or termination pay to any employee in excess of $10,000 (or $50,000 in the aggregate for all employees) which was not accrued for at September 30, 1998, (xv) made, or agreed to make, any changes in its accounting methods or practices, (xvi) made capital expenditures which, in the aggregate, exceed $100,000, or, entered into any commitment therefor, or
(xvii) experienced any material adverse change in its financial condition, assets, liabilities, earnings or business.

          2.05.  Signature SEC Reports.  Signature has delivered or made
                 ---------------------
available to Jameson (i) each registration statement, report on Form 8-K, proxy statement or information statement prepared by it since January 1, 1996, (ii) Annual Reports on Form 10-KSB for the years ended December 31, 1997, December 31, 1996, and December 31, 1995 and (iii) the Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, June 30, and September 30, of 1996, 1997 and 1998, each in the form (including exhibits) filed with the Securities and Exchange Commission ("Commission") (collectively, the "Signature SEC Reports"). As of their respective dates, the Signature SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets included in or incorporated by reference into the Signature SEC Reports (including the related notes and schedules) fairly presents the financial position of Signature as of its date and each of the statements of income, of stockholders' equity and of cash flows included in or incorporated by reference into the Signature SEC Reports (including the related notes and schedules) fairly presents the results of operations, stockholders' equity and cash flows, as the case may be, of Signature for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to Signature in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved except as noted therein. Other than the Signature SEC Reports, Signature has not filed any other definitive reports or statements with the Commission since January 1, 1996.

          2.06.  Defaults. There exists no event of default by Signature or any
                 --------
Signature Subsidiary under the terms of its Articles of Incorporation, as amended, or Bylaws, as amended. In addition, there exists no event of default or breach by Signature or any Signature Subsidiary, to the Knowledge of Signature, or SEC by any other party which has occurred under the terms of any contract, agreement, document, lease, commitment, mortgage, loan, note, license, franchise, permit, authorization, concession, order, law, rule or regulation, which violation could reasonably be expected to have a Material Adverse Effect on Signature or any such Subsidiary or its properties or operations, and no event has occurred that is, or which with notice or lapse of time or both would constitute, such a default or breach.

          2.07.  Tax Matters. (a) Except as provided in Schedule 2.07, (a) all
                 -----------
(i) returns and reports ("Tax Returns") of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to Signature or the business operations of Signature have been or will be duly and timely filed, (ii) items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, and (iv) withholding Tax requirements imposed on or with respect to Signature have been or will be satisfied in full in all respects. In addition, no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax. For purposes of this Agreement, the term "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, occupancy, hospitality, transfer or excise Tax, or any other Tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity. Signature's Tax Returns have included all of the corporate Signature Subsidiaries on a consolidated basis.

          (b) To the extent related to federal or state income taxes, all Tax Returns of or with respect to Signature have been examined by the applicable Governmental Entity, or the applicable statute of limitations has expired, for all periods up to and including the periods set forth in Schedule 2.07.

          (c) There is no claim against Signature for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Signature.

          (d) Except as set forth in Schedule 2.07, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to Signature or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to Signature.

          (e) The total amounts set up as a reserve for current and prior tax liabilities, excluding any amounts recorded as deferred tax liabilities, in the Interim Balance Sheet are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to Signature and its business and properties up to and through taxable periods ending on or before the Closing Date.

          (f) Signature is not a party to any Tax allocation or sharing agreement and no payments are due or will become due by Signature pursuant to any such agreement or arrangement.

          (g) Except as set forth in Schedule 2.07, none of the property of Signature is held in an arrangement that could be classified as a partnership for Tax purposes.

          (h) The final Tax Returns for all of the Dissolved Signature Partnerships have been filed with the appropriate Governmental Entities and all reports and notices required to be provided to the partners thereof have been so provided. There have been no claims, notices or other correspondence or communication received from any Governmental Entity regarding audits, assessments, or other actions that might be taken in respect of such Tax Returns or the information and data contained therein.

          (i) As of December 31, 1998, Signature has (and at the Effective Time of the Merger it will have) no consolidated deferred intercompany income or gains as defined under Internal Revenue Code Section 1502 and Regulations
Section 1.1502-13 ( "Deferred Intercompany Gains").

          2.08. Trademarks, Copyrights, Etc.  (a)  Signature and its
                ----------------------------
Subsidiaries own or have the right to use all patents, patent rights, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights ("Intellectual Property"), as set forth in Schedule 2.08, as are necessary in connection with the business of Signature and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Signature.

          (b) There have not been asserted against Signature any claims that any product, activity, name, mark, design or operation of Signature infringes upon or involves, or had resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened which challenge the rights of

Signature with respect thereto, in each case, which would have a Material Adverse Effect on the business, properties, financial condition or results of operations of Signature.

          2.09.  Title to Properties: Absence of Liens and Encumbrances:
                 -------------------------------------------------------
Leases, etc. Signature and its Subsidiaries own, and have good, valid and
------------
marketable title to, the assets purported to be owned by them and which are material to the conduct of the business of Signature and for such purpose each hotel property owned by Signature or its Affiliates (a "Signature Property") shall be deemed to be material. Except as set forth in Schedule 2.09 hereto, such assets are owned by Signature free and clear of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership ("Encumbrance"), except for (i) any lien for current taxes not yet due and payable and (ii) liens that have arisen in the ordinary course of business and that do not materially detract from the value of the assets subject thereto or materially impair the use or operation of such assets or the business, operations or affairs of of Signature or any of its Subsidiaries. The material items of equipment and tangible assets owned by or leased to Signature and its Subsidiaries are adequate for the uses to which they are being put and are in good condition and repair (ordinary wear and tear excepted). Except as set forth in Schedule 2.09 hereto, all of the real property owned or leased by Signature and its Subsidiaries was disclosed in Signature's annual report on Form 10-KSB for the year ended December 31, 1997, which was filed with the SEC. Valid policies of title insurance have been issued insuring Signature's or any of its Subsidiaries' title to the Signature Properties owned in fee in amounts at least equal to the purchase price or construction cost thereof (whichever is applicable), subject only to the matters set forth therein or disclosed above, and such policies are, at the date hereof, in full force and effect and there are no pending claims against any such policy. Any material certificate, permit or license from any governmental authority having jurisdiction over any Signature Property and any agreement, easement or other right which is necessary to permit the material lawful use and operation of the buildings and improvements on any of the Signature Properties or which is necessary to permit the lawful use and operation in all material respects of all driveways, roads and other means of egress and ingress, which Signature has rights to, to and from any of the Signature Properties which are currently occupied and are material to the operation of the property has been obtained and is in full force and effect. Signature is not in receipt of any written notice of any violation of any material federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Signature Properties issued by any governmental authority other than such violations which would not reasonably be expected to have a Material Adverse Effect on Signature or any of its Subsidiaries. To the Knowledge of Signature, (A) there are no material structural defects relating to Signature Properties, (B) there are no Signature Properties whose building systems are not in working order in any material respect (except for normal maintenance and operating systems failures which in any event are the subject of adequate pending repair procedures), (C) there is no physical damage to any Signature Property in excess of $50,000 for which there is no insurance in effect covering the cost of the restoration as of the date hereof, or (D) no current renovation or restoration to any Signature Property is underway or for which contracts have been entered into the cost of which exceeds $50,000, except in each case, as set forth in Schedule 2.09. Neither Signature nor any of its Subsidiaries has received any written notice to the effect that (x) any condemnations or material rezoning proceedings are pending or threatened with respect to any of the Signature Properties where the fair market value of the object of such proceedings exceeds $100,000 or (y) any zoning, building or similar law, code, ordinance or regulation is or will be violated in any material respect by Signature or its Subsidiaries by the continued maintenance, operation, or use of any buildings or other improvements on any of the Signature Properties as currently maintained, used or operated by Signature or its Subsidiaries which is not insured over and where the remedying of such violations would materially and adversely affect the relevant Signature Property. All work to be performed, payments to be made and actions to be taken by Signature or any of its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Signature Properties has been performed, paid or taken, as the case may be, in all material respects, and Signature is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

           2.10. Employee Benefit Plans.
                 ----------------------

          (a)    Employee Welfare Benefit Plans.  Schedule 2.10 lists each and
                 ------------------------------
every "employee welfare benefit plan" (as defined in Section 3(1) of Employee Retirement Income Security Act ("ERISA")) maintained at any time since January 1, 1990 by Signature or any corporation or other trade or business aggregated with Signature for treatment as a single employer under Section 414(t) of the Internal Revenue Code of 1986, as amended ("Code") or Section 3(40)(B), 4001(a)(14) or 4001(b) of ERISA), either currently or at any time since January 1, 1990 with Signature (hereafter "Affiliate"), or to which Signature or any affiliate contributes, is required to contribute or has contributed, including any such type of plan established, maintained or contributed to under the laws of any foreign country (such plans being hereinafter collectively referred to as the "Employee Welfare Benefit Plans") for employees or former employees of Signature, and Signature has prior to the date of this Agreement delivered to Jameson true and complete copies of each and every Employee Welfare Benefit Plan together with all documents or instruments establishing or constituting any related trust or other funding instrument.

          (b)    Employee Pension Benefit Plans.
                 ------------------------------

                 (i) Schedule 2.10 lists each and every "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained at any time since January 1, 1990 by Signature or any Affiliate, or to which Signature or any Affiliate contributes, is required to contribute or has contributed, including any multiemployer pension plans (as defined in either Section 3(37) or Section 4001(a) (3) of ERISA) and including any such type of plan established, maintained or contributed to under the laws of any foreign country (such employee benefit plans being hereinafter collectively referred to as the "Employee Pension Benefit Plans") for employees or former employees of Signature, and Signature has prior to the date of this Agreement delivered to Jameson true and complete copies of each and every such Employee Pension Benefit Plan together with such copies of all documents or instruments establishing or constituting any related trust or other funding instruments.

                 (ii) Concerning each Employee Pension Benefit Plan that is in whole or in part an "individual account plan" (as defined in Section 3(34) of ERISA), there is set forth in Schedule 2.10, (A) the amount of any Signature unpaid liability for contributions due with respect to each such Employee Pension Benefit Plan for periods up to the date hereof and (B) the amount of any contribution expected to be accrued or paid with respect to such Employee Pension Benefit Plan for the current plan year; with respect to any such Employee Pension Benefit Plan, no such plan has been terminated or partially terminated and no assets of any such plan have been used or employed in a manner so as to subject them to an excise Tax imposed under Section 4980 of the Code; and each such Employee Pension Benefit Plan permits termination thereof.

                 (iii) From and after July 1, 1974, neither Signature nor any Affiliate (including entities that were, but are no longer, Affiliates) has contributed to, been required to contribute to or maintained any Employee Pension Benefit Plan subject to Title IV of ERISA.

          (c)    ERISA, Code and Other Laws Compliance. Signature has
                 -------------------------------------
established and maintained all Employee Pension Benefit Plans and Employee Welfare Benefit Plans and any related trust agreements or any other documents relating to the administration or funding of such plans in all material respects in compliance with the provisions of ERISA, the Code, and any other applicable laws; and favorable determinations as to the qualification under the Code of each of the Employee Pension Benefit Plans (and each amendment thereto) have been made by the Internal Revenue Service ("IRS"), except as to amendments with respect to legislation enacted after the Tax Reform Act of 1986 and other recent changes in applicable statutes and regulations or as set forth on Schedule 2.10 hereof. Each voluntary employees' beneficiary association (or so-called "VEBA Trust") maintained by Signature or any Affiliate is intended to satisfy the requirements of Section 501(c) (9) of the Code and satisfies such provisions in all material respects. Each Employee Pension Benefit Plan is intended to satisfy the requirements of Section 401(a) and 501(a) of the Code and satisfies such provisions in all material respects. No benefits provided or to be provided under an Employee Welfare Benefit Plan will result in the imposition of excise Taxes under Section 4976 of the Code. No Employee Welfare Benefit Plan has or will have been deemed unrelated business income under Section 512(a)(3) of the Code.

          (d)  Administration of Plans.  Except as set forth in Schedule 2.10,
               -----------------------
the administration of all Employee Pension Benefit Plans and all Employee Welfare Benefit Plans and any trusts relating to such plans has been consistent with and in compliance in all material respects with applicable requirements of the Code, ERISA and any other applicable law, including, without limitation, compliance on a timely basis with all requirements for reporting and disclosure concerning each Employee Welfare Benefit Plan and Employee Pension Benefit Plan, and all notices and coverages required under Parts 6 and 7 of Title I of ERISA. None of the exceptions set forth in Schedule 2.10 will adversely affect the deductibility of the contributions made by Signature for Tax purposes.

          (e)  Prohibited Transactions and Fiduciary Matters.  To the Knowledge
               ---------------------------------------------
of Signature, neither Signature, any Affiliate nor any plan fiduciary of any Employee Pension Benefit Plan or Employee Welfare Benefit Plan has (i) since January 1, 1990, engaged in any transaction or acted or failed to act in a manner which violates Section 404 or 406 of ERISA nor engaged in any "prohibited transaction" (as defined in Section 4975(c) (1) of the Code or Section 406 of ERISA) for which there exists neither a statutory nor regulatory exemption and which results in material liability, or (ii) acted or failed to act in any manner which violates Section 404 of ERISA and results in material liability to Signature, any Affiliate or any such plan.

          (f)  Other Employee Benefit Arrangements.  Signature has delivered to
               -----------------------------------
Jameson copies of each and every other personnel policy, stock option plan, nonqualified deferred compensation plan, collective bargaining agreement, bonus, incentive award, fringe benefit, disability or sick pay, vacation pay, severance pay, consulting agreement or any other employee benefit plan, agreement, arrangement or understanding which Signature or any Affiliate maintains or has maintained at any time since January 1, 1990, or to which Signature or any Affiliate contributes, is required to contribute or has contributed and which is not required under Section 3.12 (a) or (b) above to be listed in Schedule 2.10 (including with respect to any plans that are unwritten, a written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of Signature).

          (g)  Other Plan Documents: Reports.  True and complete copies of each
               -----------------------------
plan, agreement, arrangement or understanding referred to in Section 2.10(f), the most recent determination letter issued by the IRS with respect to each Employee Pension Benefit Plan, annual reports on Form 5500 required to be filed with any governmental agency for each Employee Welfare Benefit Plan and each Employee Pension Benefit Plan for the six most recent plan years for which such filings are due prior to the date of this Agreement have been delivered by Signature to Jameson.

          (h)  Validity of Plans.  All Employee Welfare Benefit Plans, Employee
               -----------------
Pension Benefit Plans, related trust agreements and any other related documents, and all plans, agreements, arrangements and understandings referred to in
Section 2.10(f) are legally valid and binding and in full force and effect and Signature is not in default under any of the provisions of any such plans or arrangements.

          (i)  Claims and Litigation. (i) Signature has no Knowledge of any
               ---------------------
threatened or pending claims, suits or other proceedings by any of Signature's or its Affiliates' employees, former employees, plan participants, beneficiaries or spouses of any of the above involving any employee benefit plan described in
Section 2.10 or any rights or benefits under any employee benefit plan described in Section 2.10 other than ordinary and usual claims for benefits by participants or beneficiaries, (ii) to Signature's Knowledge, neither Signature nor any of its Affiliates nor any of their directors, officers, employees or any other "fiduciary," as such term is defined in Section 3(21) of ERISA, has any liability for an act or for a failure to act in connection with either the administration or investment of assets of such plans or the transactions contemplated by this Agreement, and (iii) there is no pending or, to Signature's Knowledge, threatened audit, legal action or proceeding or investigation against or involving any employee benefit plan described in Section 2.11 and Signature has no Knowledge of facts or circumstances which could reasonably constitute the basis for any such audit, legal action, proceeding or investigation.

          (j)  No Union Contracts.  Neither Signature nor any Affiliate is now
               ------------------
nor has it ever been a party to any agreement with, and no employees are or have been represented by, any union or collective bargaining unit.

          (k)  Certain Severance Arrangements.  Signature is not a party to or
               ------------------------------
obligated under any agreement, plan, contract or other arrangement pursuant to which Signature or any Affiliate or Jameson is or might be required to make payments that would not be deductible or capitalizable for federal income Tax purposes by reason of the application of Section 280G of the Code.

          (l)  Certain Liabilities.  The aggregate amount of liabilities of
               -------------------
Signature in connection with any written or oral plans, contracts, agreements or other arrangements described in this Section 2.10 is set forth on Schedule 2.10, and Schedule 2.10 sets forth the calculation of such aggregate liability including a statement of the specific liabilities of Signature and its Affiliates with respect to each of such plans, contracts, agreements or other arrangements.

          (m)  Plans May Be Terminated.  Each and every employee benefit plan,
               -----------------------
practice, arrangement or understanding and each and every Signature personnel or payroll practice described in this Section 2.10 may be terminated by Jameson in its sole discretion at any time after the Effective Time of the Merger without any liability to any of Jameson, Signature or its Affiliates to any person, entity or government agency for any conduct or practice of Signature which occurred prior to the Effective Time of the Merger except for liabilities to and the rights of employees thereunder accrued prior to the Effective Time of the Merger.

           2.11. Litigation.  Except as described in the Signature SEC Reports
                 ----------
or set forth on Schedule 2.11,

          (a) there is no claim, action, suit, proceeding, arbitration, investigation or inquiry before any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator, now pending or, to the Knowledge of Signature, threatened against, relating to or affecting Signature or any Signature Subsidiary or its assets, properties or business which questions the validity of this Agreement or affects the transactions contemplated herein; nor is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry; and

          (b) neither Signature nor any of its officers, directors or employees has been permanently or temporarily enjoined or prohibited by order, judgment or decree of any Governmental Entity, other regulatory or self-regulatory body or association, or arbitrator from engaging in or continuing any conduct or practice in connection with the business engaged in by Signature; and

          (c) there is not in existence any order, judgment or decree of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator enjoining or prohibiting Signature from taking, or requiring Signature to take, any action of any kind or to which Signature or any of its business, or any of the properties or assets material to the operations of such business, are subject or bound; and

          (d) Signature is not in default in any respect under any order, writ, injunction or decree of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator.

          2.12.  Insurance.  The insurance coverage maintained by Signature at
                 ---------
the date of this Agreement is in the judgment of Signature adequate in scope and amount in view of the properties owned and operations carried on by it. Signature has complied in all material respects with the provisions of all such policies. Schedule 2.12 lists each of the insurance policies issued to Signature or any Signature Subsidiary providing coverage for Signature, its Subsidiaries or any of their respective directors, officers, employees, agents or other representatives, for property damage, liability, workers' compensation, employers' liability, casualty, auto, executive or key man life, officer and director liability, fiduciary liability, business interruption, and any other coverage deemed by Signature to be material to its operations, assets or personnel. Such Schedule 2.12 sets forth the coverage of each of such policies and the limits of such coverage.

          2.13.  Brokers and Finders.  No person other than McDonald & Company
                 -------------------
has acted on behalf of Signature in connection with any negotiations relative to this Agreement and the transactions contemplated hereby, and such negotiations have been carried on by it without the intervention of any other person acting on behalf of Signature in such a manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment against Jameson or Signature.

           2.14. Compliance with Laws.  Except as described in the Signature
                 --------------------
SEC Reports or  Schedule 2.14 hereto;

          (a) Signature is in compliance in all material respects with all orders, judgments, writs, injunctions, determinations, awards, decrees, laws, statutes, rules or regulations ("Legal Requirements") applicable to any of its properties or assets and/or the ownership, operation and use thereof, and Signature has not received notice of any noncompliance or alleged noncompliance with any Legal Requirement relating or applicable to any of its properties or assets or to the operation of its business, the existence or enforcement of which would have a Material Adverse Effect on Jameson's ability to operate them on the same basis as currently conducted and operated or which would require the payment of material refunds, fines, penalties or restitution in respect of matters occurring prior to the Effective Time of the Merger, including, without limitation, any Legal Requirement relating to (i) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions or working conditions,
(ii) air, water, noise, odor or solid or liquid waste (including the generation, treatment, storage, disposal or transportation thereof), (iii) health and safety, (iv) zoning, (v) the production, processing, advertising, sales or warranty of products or services of its business or (vi) trade or antitrust regulations.

          (b) Without limiting the generality of the foregoing, except as otherwise set forth in Schedule 2.14 hereto, (i) the properties, assets and operations of Signature and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public and worker health and safety(collectively, "Worker Safety Laws") and the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively,"Environmental Laws"), except for any violation that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Signature; and
(ii) with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, as of the date hereof and at the Effective Time, there are no past, present or, to the Knowledge of Signature, reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Signature or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Signature.

          (c) (i) Signature and its Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Signature or any Signature Subsidiary; (ii) Signature and its Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Signature, and (iii) as of the date hereof and at the Effective Time of the Merger, Signature has no Knowledge of any pending, threatened or reasonably anticipated claims or liabilities under CERCLA, 42 U.S.C. sec. 9601 et seq., RCRA, 42 U.S.C. sec.6901 et seq., or equivalent state law provisions and no Knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR sec. 300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

          (d) All sales by Signature of securities of Signature were at all relevant times duly registered under or effected in a manner which was exempt from the registration requirements of the 1933 Act and all applicable state securities or blue sky laws.

          (e) All sales by any of the Dissolved Signature Partnerships and the Signature Partnership of limited partnership interests and any other securities of such Partnerships were at all relevant times duly registered under or effected in a manner which was exempt from the registration requirements of the 1933 Act and all applicable state securities or blue sky laws.

          2.15.  Information Supplied.  None of the information supplied or to
                 --------------------
be supplied by the Signature for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Jameson in connection with the Merger (such registration statement, together with any amendments or supplements thereto, the "Registration Statement") and (b) the Proxy Statement (as defined below) to be filed with the SEC by Signature and Jameson (such proxy statement, together with any amendments or supplements thereto, the "Proxy Statement") will, at the time their filing with the SEC, or at any time of their amending or supplementation, or at the time they become effective under the Securities Act or at the time the Proxy Statement is mailed to the Signature stockholders and the Jameson stockholders, as the case may be, contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF JAMESON

     Jameson hereby represents and warrants to Signature as follows:

          3.01.  Organization, Good Standing, Power, Etc.  Jameson and each
                 ----------------------------------------
Jameson Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of its state of incorporation or organization and has all requisite power and authority and all licenses, permits, certificates, determinations, authorizations and franchises to own, operate and lease its respective properties and assets and to carry on its respective businesses as now being conducted. Jameson and each Jameson Subsidiary, is duly qualified to do business and is in good standing as a foreign corporation or other entity in each other jurisdiction in which the ownership, operation or leasing of its properties or assets or the nature of its business require such qualification, except where the failure so to qualify would not have a Material Adverse Effect on the business, financial condition or properties of Jameson and the Jameson Subsidiaries taken as a whole. Jameson has furnished to Signature true, correct and complete copies of its Articles of Incorporation and By-laws, in each case as amended and supplemented to the date hereof.

          3.02.  Authorization of Agreement. Etc.
                 --------------------------------

          (a) Jameson has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Jameson and the consummation by Jameson of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Jameson, subject only, with respect to the Merger, to the approval of holders of a simple majority of the issued and outstanding shares of the Jameson Common Stock present and entitled to vote Jameson Stockholder Meeting. This Agreement has been duly executed and delivered by Jameson and constitutes the legal, valid and binding obligation of Jameson, enforceable against Jameson in accordance with its terms except as enforceability may be subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) Neither the execution and delivery of this Agreement by Jameson, nor, assuming the approval of holders of at least a majority of the issued and outstanding shares of Jameson Common Stock, the consummation of the transactions contemplated hereby to be performed by Jameson, will (i) violate or conflict with any provision of the Articles of Incorporation, as amended, or By-laws, as currently in effect, of Jameson or (ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator binding upon Jameson or any Jameson Subsidiary or any of their respective properties, except where such violations or conflicts would not in the aggregate have a Material Adverse Effect on the business, financial condition or properties of Jameson or any Jameson Subsidiary taken as a whole or on the ability of Jameson to consummate the transactions contemplated hereby and except for violations that will be cured, waived or terminated prior to the Effective Time of the Merger.

          (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Jameson will result in a breach of or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Jameson is a party or by which it or any of its respective properties is bound or affected, or pursuant to which Jameson has guaranteed the indebtedness or preferred stock of any person or entity or (ii) any lease, license, tariff, contract or other agreement or instrument to which Jameson is a party or by which it or any of its properties is bound or affected, except for any such breaches, defaults, rights, losses or penalties that in the aggregate do not have any Material Adverse Effect on the business, financial condition, or properties of Jameson or any Jameson Subsidiary or on the ability of Jameson to consummate the transactions contemplated hereby or for which Jameson will have obtained required consents, waivers or releases prior to the Effective Time of the Merger.

          (d) Neither the execution and delivery by Jameson of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Jameson will result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned by Jameson or any Jameson Subsidiary, except where such would not in the aggregate have a Material Adverse Effect on the business, financial condition, or properties of Jameson or any Subsidiary or on the ability of Jameson to consummate the transactions contemplated hereby.

          (e) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Jameson or any Jameson Subsidiary in connection with the execution and delivery of this Agreement by Jameson or the consummation by Jameson of the transactions contemplated hereby, other than (i) in connection or compliance with any applicable provisions of Georgia Law, Indiana Law, the 1933 Act and the 1934 Act and any applicable state securities laws or regulations, and (ii) such filings or registrations which, if not made, and such authorizations, consents or approvals which, if not received, would not have any Material Adverse Effect on the business, financial condition, or properties of Jameson or any Jameson subsidiary or on the ability of Jameson to consummate the transactions contemplated hereby.

          (f) Jameson and each Jameson Subsidiary has made or obtained each registration, filing, submission, license, permit, certificate, determination or governmental approval necessary to enable it to carry on its business, except for those which the failure to have does not have a Material Adverse Effect on the business, properties, financial condition or results of operations of Jameson and its Subsidiaries, taken as a whole. All such registrations, filings and submissions with any Governmental Entity relating to the operations of Jameson or any Jameson Subsidiary were in material compliance with applicable law when filed, and no material deficiencies have been asserted by any such authority with respect to such registrations, filing or submissions.

          3.03.  Tax Matters.  Except as provided in Schedule 3.03, (a) all
                 -----------
(i) Tax Returns of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to Jameson or the business operations of Jameson have been or will be duly and timely filed, (ii) items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, and (iv) withholding Tax requirements imposed on or with respect to Jameson have been or will be satisfied in full in all respects. In addition, no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax. Jameson's Tax Returns have included all of the Jameson Subsidiaries on a consolidated basis.

          (b) There is no claim against Jameson for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Jameson.

          (c) Except as set forth in Schedule 3.03 there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to Jameson or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to Jameson.

          (d) Jameson is not a party to any Tax allocation or sharing agreement and no payments are due or will become due by Jameson pursuant to any such agreement or arrangement.

          (e) Jameson is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code, has duly elected to be taxed as a REIT commencing with the taxable year ending December 31, 1994, and such election has not been terminated or revoked.

          (f) Jameson is operated in such a manner that it continues to qualify as a REIT and is taxed as a REIT.

          (g) Each Jameson Subsidiary constitutes a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

          (h) Jameson has not received any net income from prohibited transactions within the meaning of Section 852(b)(6)(B) of the Code.

          3.04.  Capitalization.  The authorized capital stock of Jameson
                 --------------
consists of 40,000,000 shares of common stock, par value $.10 per share ("Jameson Common Stock"), and 10,000,000 shares of preferred stock, par value $1.00 per share. On the date of this Agreement, there were 9,857,731 shares of Jameson Common Stock and 1,200,000 shares of its 9.25% Series A Cumulative Preferred Stock ("Jameson Series A Preferred Stock") issued and outstanding. All the outstanding shares of Jameson Common Stock and Jameson Series A Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to, or issued in violation of, any preemptive rights. Except for (i) outstanding employee and director stock options (which at the date of this Agreement covered 848,114 shares of Jameson Common Stock),
(ii) 72,727 shares of Jameson Series A Preferred Stock to be issued to Thomas K. Kitchin and Judith Kitchin in connection with the acquisition by Jameson of the outdoor advertising assets of Jameson Hospitalility LLC, and (iii) rights under the Jameson dividend reinvestment plan, there are no shares of capital stock of Jameson authorized or outstanding, and there are no subscriptions, options to purchase shares of the capital stock of Jameson, conversion or exchange rights, warrants, preemptive rights or other agreements, claims or commitments of any nature whatsoever (whether firm or conditional) obligating Jameson to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities or interests of Jameson or obligating Jameson to grant, extend or enter into any such agreement or commitment.

          3.05.  Issuance of Jameson Common Stock and Jameson Series S
                 -----------------------------------------------------
Preferred Stock. As and when required by the terms of this Agreement and the
---------------
Merger Agreement and subject to the terms and conditions hereof, Jameson shall issue and deliver the shares of Jameson Common Stock and Jameson $1.70 Cumulative Convertible Preferred Stock; Series S (the "Jameson Series S Preferred Stock") to be issued and delivered in accordance with this Agreement and the Merger Agreement. Such shares have been duly authorized and, when issued in accordance with this Agreement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

          3.06.  No Material Adverse Change.  Since September 30, 1998, there
                 --------------------------
has been no material adverse change in the business, properties, financial condition or results of operations of Jameson and the consolidated Jameson Subsidiaries taken as a whole.

          3.07.  Brokers and Finders.  No person other than Robinson-Humphrey
                 -------------------
Company, L.L.C. has acted on behalf of Jameson or any Jameson subsidiary in connection with any negotiations relative to this Agreement and the transactions contemplated hereby, and such negotiations have been carried on by such parties without intervention of any person acting on behalf of either Jameson or any Jameson subsidiary, in such a manner as to give rise to any valid claim for a brokerage commission, finder's fee or any other like payment against Jameson, any Jameson Subsidiary, or the stockholders of Jameson.

          3.08.  Jameson SEC Reports.  Jameson has delivered to Signature (i)
                 -------------------
each registration statement, report on Form 8-K, proxy statement or information statement prepared by it since January 1, 1996, (ii) Jameson's Annual Reports on Form 10-K for the years ended December 31, 1997, 1996, and 1995 and (iii) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 1996, 1997 and 1998, each in the form (including exhibits) filed with the Commission (collectively, the "Jameson SEC Reports"). As of their respective dates, the Jameson SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Jameson SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Jameson and its subsidiaries as of its date and each of the consolidated statements of income, of stockholders' equity and of cash flows included in or incorporated by reference into the Jameson SEC Reports (including any related notes and schedules) fairly presents the results of operations, stockholders' equity and cash flows, of Jameson and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to Jameson and its subsidiaries taken as a whole in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Other than the Jameson SEC Reports, Jameson has not filed any other definitive reports or statements with the SEC since January 1, 1996.

          3.09.  Litigation.  Except as described in the Jameson SEC Reports
                 ----------
or Schedule 3.09,

          (a) there is no claim, action, suit, proceeding, arbitration, investigation or inquiry before any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator, now pending or, to the Knowledge of Jameson, threatened against, relating to or affecting Jameson or any Jameson Subsidiary or its assets, properties or business which questions the validity of this Agreement or affects the transactions contemplated herein; nor is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry; and

          (b) neither Jameson nor any of its officers, directors or employees has been permanently or temporarily enjoined or prohibited by order, judgment or decree of any Governmental Entity, other regulatory or self-regulatory body or association, or arbitrator from engaging in or continuing any conduct or practice in connection with the business engaged in by Jameson; and

          (c) there is not in existence any order, judgment or decree of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator enjoining or prohibiting Jameson from taking, or requiring Jameson to take, any action of any kind or to which Jameson or any of its business, or any of the properties or assets material to the operations of such business, are subject or bound; and

          (d) Jameson is not in default in any respect under any order, writ, injunction or decree of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator.

           3.10. Compliance with Laws.  Except as described in the Jameson SEC
                 --------------------
Reports or Schedule 3.10 hereto;

          (a) Jameson is in compliance in all material respects with Legal Requirements applicable to any of its properties or assets and/or the ownership, operation and use thereof, and Jameson has not received notice of any noncompliance or alleged noncompliance with any Legal Requirement relating or applicable to any of its properties or assets or to the operation of its business, the existence or enforcement of which would have a Material Adverse Effect on Jameson's ability to operate them on the same basis as currently conducted and operated or which would require the payment of refunds, fines, penalties or restitution in respect of matters occurring prior to the Effective Time of the Merger, including, without limitation, any Legal Requirement relating to (i) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions or working conditions, (ii) air, water, noise, odor or solid or liquid waste (including the generation, treatment, storage, disposal or transportation thereof), (iii) health and safety, (iv) zoning, (v) the production, processing, advertising, sales or warranty of products or services of its business or (vi) trade or antitrust regulations.

          (b) Without limiting the generality of the foregoing, except as otherwise set forth in Schedule 3.10 hereto, (i) the properties, assets and operations of Jameson and its Subsidiaries are in compliance with all applicable Worker Safety Laws and Environmental Laws, except for any violation that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Jameson; and (ii) with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, as of the date hereof and at the Effective Time, there are no past, present or, to the Knowledge of Jameson, reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Jameson or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Jameson.

          (c)(i) Jameson and its Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Jameson or any Jameson Subsidiary; (ii) Jameson and its Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Jameson, and (iii) as of the date hereof and at the Effective Time of the Merger, Jameson has no Knowledge of any pending, threatened or anticipated claims or liabilities under CERCLA, 42 U.S.C. sec. 9601 et seq., RCRA, 42 U.S.C. sec.6901 et seq., or equivalent state law provisions and no Knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR sec. 300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

          3.11.  Information Supplied.  None of the information supplied or
                 --------------------
to be supplied by the Jameson for inclusion or incorporation by reference in (a) the Registration Statement and (b) the Proxy Statement will, at the time their filing with the SEC, or at any time of their amending or supplementation, or at the time they become effective under the Securities Act or at the time the Proxy Statement is mailed to the Jameson stockholders and the Signature stockholders, as the case may be, contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE IV

                            COVENANTS OF SIGNATURE

          Signature covenants and agrees with Jameson that, at all times prior to the Effective Time of the Merger, Signature at its expense will comply with all covenants and provisions of this Article IV, except to the extent Jameson may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

          4.01.  Approvals.  Signature will (i) take all reasonable steps and
                 ---------
use all reasonable efforts necessary or desirable to recommend the granting of and to obtain, as promptly as practicable, all approvals, authorizations, certificates, franchises, licenses, consents and clearances of Governmental Entities and of third parties, required of Signature to consummate the transactions contemplated hereby, (ii) provide such other information and communications to such Governmental

Entities as Jameson or such authorities may reasonably request, and (iii) cooperate with Jameson in obtaining, as promptly as practicable, all approvals, authorizations, certificates, franchises, licenses, consents and clearances of Governmental Entities required of Jameson to consummate the transactions contemplated hereby.

          4.02.  Investigation by Jameson.  Signature will provide Jameson, its
                 ------------------------
counsel, accountants, actuaries and other representatives with reasonable access, upon prior notice and during normal business hours, to all facilities, officers, directors, employees, agents, accountants, actuaries, assets, properties, books and records of Signature, and will furnish Jameson and such other persons during such period with all such other information and data concerning the business, operations and affairs of Signature or the transactions contemplated hereby as Jameson or any of such other persons reasonably may request.

          4.03.  No Solicitation.  (a) Except as may be required pursuant to
                 ---------------
this Agreement, Signature shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of Signature or any of its Subsidiaries to, (i) solicit, initiate, or encourage the submission of, any Takeover Proposal, (ii) except to the extent permitted by paragraph (b), enter into any agreement with respect to any Takeover Proposal or (iii) participate in any discussions or negotiations regarding or furnish to any person any information with respect to Signature's business, properties or assets, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that if prior to the Signature Stockholder Meeting (as defined in Section 4.14), Signature shall have received an unsolicited written Takeover Proposal, which offer appears in the good faith determination of the Signature Board of Directors, based on the advice of Signature's outside counsel and financial advisors, to be a "Superior Proposal" (as defined below) and which Signature's Board of Directors is legally obligated to consider by principles of fiduciary duty to stockholders under applicable law, the foregoing restrictions shall not apply to such proposal.
For all purposes of this Agreement, "Takeover Proposal" means any proposal, other than a proposal by Jameson or an affiliate of Jameson, for a merger, consolidation, share exchange, business combination or other similar transaction involving Signature or any of its Significant Subsidiaries or any proposal or offer (including, without limitation, any proposal or offer to stockholders of Signature), other than a proposal or offer by Jameson or an affiliate of Jameson
(i) to acquire in any manner, directly or indirectly, an equity interest in or any voting securities of, Signature or any of its Significant Subsidiaries or
(ii) to acquire or lease in any manner, directly or indirectly, any property, business or other assets that, individually or in the aggregate, would satisfy any of the tests for a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC. Signature immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal. As used herein, a "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

          (b) Neither the Board of Directors of Signature nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Jameson, the approval or recommendation by the Board of Directors of Signature or any such committee of this Agreement, any of the transactions contemplated by this Agreement, or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal, or (iii) take action to render the Rights inapplicable to any Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of Signature, to the extent required by the fiduciary obligations thereof, as determined by the advice of Henderson, Daily, Withrow & DeVoe or Bass, Berry & Sims, PLC, or other legal counsel to Signature reasonably acceptable to Jameson, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a Superior Proposal. If, prior to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Signature, Signature's Board of Directors determines in good faith, after it has received a Superior Proposal (as defined below) and after it has received advice from such outside counsel that the failure to do so would result in a reasonable possibility that Signature's Board of Directors would breach its fiduciary duty under applicable law, Signature shall (i) notify Jameson in writing that it intends to accept a Superior Proposal and enter into such a binding, written agreement with respect to the transaction contemplated thereby, and (ii) attach the most current version of such agreement or a full and complete summary of the terms thereof to such notice. Jameson shall have the opportunity, within five calendar days of receipt of Signature's written notice, to make an offer that the Board of Directors of Signature determines, in good faith after consultation with its financial advisors and outside counsel, is at least as favorable, from a financial point of view, to the stockholders of Signature as the Superior Proposal. Signature agrees that it will not enter into a binding agreement referred to in clause (i) above until at least the sixth calendar day after it has provided the notice to Jameson required thereby and to notify Jameson promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification. For all purposes of this Agreement, "Superior Proposal" means a bona fide written proposal made by a third party to acquire Signature pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which, the Board of Directors of Signature determines, based on the advice of McDonald & Company and in light of all relevant circumstances (including the apparent likelihood of such third party being able to obtain any financing that it may require to consummate the proposed transaction), are financially superior to those provided for in the
Merger.   If, to the extent permitted by this Section 4.3(b), the Board of
Directors of Signature approves or recommends a Superior Proposal, Signature may take appropriate action to render the Rights inapplicable to such Superior Proposal.

          (c)    Each of John D. Bontreger, Mark D. Carney, Bo L. Hagood, David
R. Miller, Stephen M. Huse, George A. Morton, Richard L. Russell and William S. Watson, by such individual's execution of this Agreement, agrees, solely in his capacity as a stockholder of Signature, to vote all of the shares of capital stock of Signature owned by such individual at the date of this Agreement that have the power to vote in favor of the Merger; provided, however, that such individuals shall be free to vote their shares in their sole discretion if the Board of Directors of

Signature terminates this Agreement in accordance with Section 9.01(f) hereof. Each of such stockholders represents, covenants and agrees for the benefit of Jameson that, until the earlier of the Effective Time of the Merger or the termination of this Agreement pursuant to Article IX hereof and subject to the foregoing provisions, he:

          (1) has the power, authority and legal capacity to execute and deliver this Agreement (only as applicable to this Section 4.03(c)) and perform his obligations under this Agreement;

          (2) is the sole beneficial owner of at least that number of shares of Signature Common Stock and/or Signature Preferred Stock indicated as owned by him in the Signature Proxy Statement used in connection with the solicitation of proxies for the Signature Annual Meeting of Stockholders held in 1998 and has the full and exclusive authority to enter into this Agreement and to vote his shares as contemplated hereby;

          (3) will not sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of any of the Signature Common Stock or Signature Preferred Stock owned by him;

          (4) will not, other than as expressly contemplated by this Agreement, grant any powers of attorney or proxies or consents in respect of any of the Signature Common Stock or Signature Preferred Stock owned by him, deposit any of the Signature Common Stock or Signature Preferred Stock owned by him into a voting trust, enter into a voting agreement with respect to any of the Signature Common Stock or Signature Preferred Stock owned by him or otherwise restrict his ability to freely exercise all voting rights with respect to any of the Signature Common Stock or Signature Preferred Stock owned by him;

          (5) will not (i) cause Signature to take any action or (ii) consent to Signature taking any action prohibited by the Agreement;

          (6) will use his reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement; and

          (7)  acknowledges that his agreement and commitment contained in this
     Section 4.03(c) are an integral part of the transactions contemplated by this Agreement, that damages may be an inadequate remedy for any breach by it of the provisions of this Agreement and that the obligations of the parties hereunder shall be specifically enforceable.

          (d) Signature shall promptly (but in any event within one day) advise Jameson orally and in writing of any Takeover Proposal or any inquiry regarding the making of a Takeover Proposal, including any request for information, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the Person making such request, Takeover Proposal or inquiry. Signature will, to the extent reasonably practicable, keep Jameson fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

          (e) Except to the extent reasonably required in connection with Signature's obligations under this Agreement, during the period from the date of this Agreement through the Effective Time of the Merger, Signature shall not terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which Signature or any of its Subsidiaries is a party (other than any involving Jameson) unless, in the written opinion of counsel to Signature, failure to take such action would violate the fiduciary obligations of the Board of Directors of Signature, under applicable law.
During such period, Signature agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

          (f) Nothing contained in this Section 4.03 shall prohibit Signature from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the 1934 Act or from making any disclosure to Signature's stockholders which, in the good faith judgment of the Board of Directors of Signature based on the written opinion of outside counsel, is required under applicable law.

          4.04.  Conduct of Business.  Signature will conduct its business
                 -------------------
only in the ordinary course and consistent with past practice and custom. Without limiting the generality of the foregoing:

          (a) Signature will use all reasonable efforts to (i) preserve intact Signature's present business organization, reputation and customer relations, (ii) preserve its relationships with customers, suppliers, licensors, lessors and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired to any material extent at the Effective Time of the Merger, (iii) keep available the services of Signature's present officers, employees, agents, consultants and other similar representatives, (iv) maintain all licenses, qualifications and authorizations of Signature to do business in each jurisdiction in which it is so licensed, qualified or authorized, (v) maintain all assets and properties of Signature in good working order and condition, ordinary wear and tear excepted and (vi) continue all current marketing activities relating to the business, operations or affairs of Signature.

          (b) Signature will cause the books and records of Signature to be maintained in the usual manner and consistent with past practice and custom and will not permit a material change in any operational, financial reporting or accounting practice or policy of Signature or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency or other reserve for financial reporting purposes or for other accounting purposes.

          (c) Signature will (i) prepare properly and file duly, validly and timely all reports and all Tax Returns required to be filed with any governmental or regulatory authorities with respect to the business, operations or affairs of such corporation, and (ii) pay duly and fully all Taxes indicated by such Tax Returns or otherwise levied or assessed upon such corporation or any of its assets and properties, and withhold or collect and pay to the proper Taxing authorities or hold in separate bank accounts for such payment all Taxes that such corporation is required to so withhold or collect and pay, unless such Taxes are being contested in good faith and, if appropriate, reasonable reserves therefor have been established and reflected in the books and records of such corporation and in accordance with generally accepted accounting principles consistently applied.

          (d) Signature will use all reasonable efforts to maintain in full force and effect until the Effective Time of the Merger substantially the same levels of coverage as the insurance afforded under the contracts in force as of the date of this Agreement.

          (e) Signature will comply, in all material respects, with all Legal Requirements applicable to its business, operations or affairs.

          (f) Except in the ordinary course of business consistent with past practice and custom, Signature will not, without the prior written consent of Jameson, (i) enter into or execute any contract, agreement, lease, indenture, note or other commitment; (ii) hire, terminate, promote, transfer, change the salary or other form of compensation of, grant any leave of absence to or change any policies of Signature or employment arrangements or agreements Signature may have with respect to any officers, directors or employees of Signature whose compensation from Signature in the last preceding year (12 months) exceeded $50,000 or increase the annual level of compensation of any other officer, director or employee of Signature; (iii) not create or establish any employee plans, policies or programs, except as required by law; (iv) amend, cancel, modify, alter or otherwise change the terms of any of its leases or other material agreements, arrangements, commitments, or other rights or obligations to which it may be entitled or subject; or (v) waive or relinquish any of its rights, claims or authority, or give any material consents to action or inaction, under any of the agreements, arrangements, commitments, leases or other bases of its rights or obligations.

          Notwithstanding anything herein to the contrary, without the prior written consent of Jameson or except as otherwise required hereby, Signature will not (i) enter into any real property lease or, directly or indirectly, terminate, modify, assign, release, relinquish or waive any material right of Signature under any existing real property lease or increase its obligations under real property leases, (ii) enter into any long-term (in excess of one year) material contract or other commitment involving an expenditure, commitment or obligation of Signature in excess of $50,000, (iii) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or which, in the aggregate, are in excess of $250,000 other than refurbishment expenses contemplated by Schedule 2.04; (iv) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business (a) consistent with past practice, of liabilities reflected or reserved against in, or contemplated by the most recent consolidated financial statements (or the notes thereto) of Signature included in the Signature SEC Documents, or (b) incurred in the ordinary course of business consistent with past practice; (v) settle or compromise any material federal, state, local or foreign Tax liability; or (vi) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          4.05.  No Charter Amendments. Signature will not amend or propose to
                 ---------------------
amend its Articles of Incorporation, as amended, Bylaws or other charter or organizational documents or take any action with respect to any such amendment.

          4.06.  No Issuance or Disposition of Securities. Signature will not
                 ----------------------------------------
(i) authorize or issue any shares of such corporation's capital stock or other equity securities or enter into any contract granting any option, warrant or right calling for the authorization or issuance of any such shares or other equity securities except pursuant to the exercise of options, warrants or other rights which are outstanding on the date of the Agreement and disclosed herein or the Schedules hereto, (ii) create or issue any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities, (iii) create or issue any options, warrants or rights to purchase any such convertible securities, (iv) pledge, assign, transfer or otherwise dispose of or encumber any shares of, or any options, warrants or rights to purchase any shares of, any equity securities of Signature, or (v) split, combine or reclassify any equity securities of Signature.

          4.07.  No Dividends. Signature will not declare, set aside or pay any
                 ------------
dividend or other distribution in respect of its capital stock or other equity securities, or directly or indirectly redeem, purchase or otherwise acquire any shares of Signature's capital stock or other equity securities, or any interest in or right to acquire any such shares or other equity securities (other than (i) dividends declared and paid on the Signature Preferred Stock in the ordinary course of business and customary with past practice, and dividends and other distributions by direct or indirect wholly owned Subsidiaries, and (ii) extraordinary dividends declared and paid such that, in the opinion of Signature's independent accountants, the distribution is necessary to eliminate all current and anticipated earnings and profits of Signature prior to the Effective Time of the Merger so that Jameson may continue to qualify as a real estate investment trust under the Code from and after the Effective Time of the Merger).

          4.08.  No Disposal of Property. Except as expressly provided in this
                 -----------------------
Agreement and in a manner consistent with Section 4.03 hereof, Signature will not (i) dispose of or assign any of its assets or properties or permit any of its assets and properties to be subjected to any liens, easements, rights-of-way or other encumbrances except to the extent any such disposition or any such lien, easement, right-of-way or other encumbrance is made or incurred in the ordinary course of the business consistent with past practice and custom and is not material to the business, operations or assets of Signature or any of its Subsidiaries, or (ii) sell any material part of its operations or business to any third party.

          4.09.  No Acquisitions. Signature will not (i) merge, consolidate or
                 ---------------
otherwise combine or agree to merge, consolidate or otherwise combine with any other person, (ii) acquire all or substantially all, or a material portion of all, the assets, capital stock or other equity securities of any other person, or any business division of any other person or (iii) otherwise acquire control or ownership of any other person.

          4.10.  No Breach or Default. Signature will not violate, breach or
                 --------------------
default, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation, breach or default under, any term or provision of any contract to which Signature is a party or by which any of its assets are or may be bound and as to which such violation, breach or default, individually or in the aggregate, has or reasonably may be expected to have a Material Adverse Effect on the validity or enforceability against Signature of this Agreement or on the business, properties, financial condition or results of operations of Signature.

          4.11.  No Indebtedness. Except in the ordinary course of business
                 ---------------
consistent with past practice and custom, Signature will not create, incur, assume, guarantee or otherwise become liable for (i) any debt, obligation or other liability for money borrowed, or (ii) any other debt, obligation or other liability. Signature will not cancel, pay, agree to cancel or pay, or otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, any debt, obligation or other liability, or waive, cancel or compromise any right to receive any direct or indirect payment or other benefit under any debt, obligation or other liability owing to such corporation, except in the ordinary course of business consistent with past practice and custom.

          4.12.  Payment of Liabilities. Signature will not delay or postpone
                 ----------------------
beyond normal past practice and custom the payment of any material account payable or other debt, obligation or other liability.

           4.13. Employee Matters.
                 ----------------

          (a)    Continued Administration. Between the date of this Agreement
                 ------------------------
and the Effective Time of the Merger, Signature agrees to employ its reasonable efforts to administer each and every employee benefit plan described in Section
2.10 in all material respects, or cause them to be so administered, in accordance with the provisions of the Code, ERISA, and any other applicable law.

          (b)    No Changes to Plans: Funding. Except as specifically provided
                 ----------------------------
in this Agreement, between the date of this Agreement and the Effective Time of the Merger, Signature agrees not to amend or terminate, partially or completely, any employee benefit plan described in Section 2.10 without the prior written consent of Jameson.

          (c)    Claims or Litigation.  Signature agrees to notify Jameson in
                 --------------------
writing of receipt of any notice of audit, investigation or administrative proceeding by the IRS, Department of Labor, Pension Benefit Guaranty Corporation ("PBGC") or other Governmental Entity, involving any employee benefit plan described in Section 2.10, or of any action or claim by any person under any employee benefit plan described in Section 2.10 other than ordinary and usual claims for benefits by participants or beneficiaries, and promptly furnish to Jameson a copy of any such written notice.

          (d)    Other Employee Benefit Plans or Arrangements.  Signature agrees
                 --------------------------------------------
that the coverage of any employee of Signature who remains an employee of Signature from and after the Effective Time of the Merger under any Employee Welfare Benefit Plan or any other employee benefit plan described in Section
2.10 may be terminated or continued for the benefit of such employees on or after the Effective Time of the Merger at the sole discretion of Jameson. No such employee of Signature shall be entitled to benefits under any such employee benefit plan from and after the Effective Time of the Merger except to the extent that either (i) such benefits are expressly provided under the terms of said plan such as the continuation of benefits or payment of earned but unpaid benefits in the event of termination of coverage or (ii) Jameson and/or Signature elects to continue coverage from and after the Effective Time of the Merger under a particular plan.

          (e)    Employee Benefit Plans.  Prior to the Closing, Signature shall
                 ----------------------
cause each of the plans listed on Schedule 2.10, if and to the extent that Jameson and Signature have mutually agreed, to be terminated (i) in a manner such that Signature has no further obligation with respect thereto, (ii) except as otherwise mtually agreed, at no cost to Signature except for benefits earned but unpaid prior to the termination and (iii) without any payments made thereunder subject to the golden parachute provisions of Section 280G or Section 4999 of the Code.

          4.14.  Stockholders Meeting. Signature will promptly duly call a
                 --------------------
meeting of all of the holders of Signature Common Stock and Signature Preferred Stock (the "Signature Stockholder Meeting") entitled to vote on the Merger Agreement to be held as soon as practicable following the effectiveness under the 1933 Act of the Registration Statement, as hereinafter defined, but in any event not more than forty days after such effectiveness, for the purpose of voting upon and approving the Merger Agreement and the transactions contemplated thereby. Signature will, through its Board of Directors, recommend to its stockholders approval of such matters and shall not withdraw such recommendation, except to the extent that the Board of Directors of Signature shall have withdrawn or modified its approval or recommendation of this Agreement of the Merger as permitted by Section 4.03(b). Without limiting the generality of the foregoing, Signature agrees that its obligations pursuant to the first sentence of this
Section 4.14 shall not be affected by the commencement, public proposal, public disclosure or communication to Signature of any Takeover Proposal. Signature and Jameson shall coordinate and cooperate with respect to the timing of such meeting.

          4.15.  Notice and Cure. Signature will notify Jameson promptly in
                 ---------------
writing of, and contemporaneously will provide Jameson with true, complete and correct copies of any and all information or documents relating to, and will use all reasonable efforts to cure before the Effective Time of the Merger, any event, transaction or circumstance occurring after the date of this Agreement that results in or will result in any covenant or agreement of Signature under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Signature contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Signature also will use all reasonable efforts to cure, at the earliest practicable date and before the Effective Time of the Merger, any violation or breach of any representation, warranty, covenant or agreement made by Signature in this Agreement, whether occurring or arising before or after the date of this Agreement.

          4.16.  Cooperation of Management Pending Merger. Signature covenants
                 ----------------------------------------
and agrees that between the date hereof and the Effective Time of the Merger, Signature's management will cooperate with Jameson and endeavor to help persons designated by Jameson to become familiar with Signature's business, its operations, properties, business prospects, needs, employees and any other matters pertaining to Signature's business and operations and to begin implementation of the transitional plan to be developed by Jameson and Signature.

          4.17.  Furnish Information for Jameson Statements. Signature will
                 ------------------------------------------
furnish Jameson all the information concerning Signature required for inclusion in the Registration Statement, in applications required under the Blue Sky laws of various states, and in listing applications to be filed with the Nasdaq Stock Market respecting the shares of Jameson Common Stock and Jameson Series S Preferred Stock to be delivered pursuant to this Agreement, or in any statement or application made by Jameson to any governmental body in connection with the transactions contemplated in this Agreement. Signature will promptly notify Jameson in writing upon the occurrence of any material event which warrants the preparation and filing of any amendment of or supplement to any such registration statement, application or statement.

          4.18.  Affiliates Undertakings. Signature shall use its best efforts
                 -----------------------
to obtain written undertakings, in form and substance satisfactory to Jameson, signed by each person who in the opinion of counsel for Jameson is at the Effective Time of the Merger, or was at the time of the Signature Stockholder Meeting, an "affiliate" of Signature within the meaning of Rule 145 of the Commission under the 1933 Act, to the effect that such person will not offer or sell or otherwise distribute the shares of Jameson Common Stock to be received by him or her upon consummation of the Merger, provided that such undertaking shall not extend to such shares as may be sold (i) in the manner and to the extent permitted by paragraph (d) of said Rule 145, as it may be amended form time to time, (ii) pursuant to an offering which has been registered under the 1933 Act and any applicable state securities laws, or (iii) in a manner which is exempt from the registration requirements of the 1933 Act and any applicable state securities laws. In addition, each of the persons named in Section 7.04 will agree to not sell any of the shares of Jameson Common Stock or Jameson Series S Preferred Stock received by him in connection with the consummation of the Merger for a period of one year from the Effective Time of the Merger without the prior consent of Jameson.

         4.19.   Filings; Other Actions. Signature and Jameson shall promptly
                 ----------------------
prepare and file with the SEC the Proxy Statement and Signature will cooperate with Jameson in the preparation and filing with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Signature shall furnish all information concerning Signature and the holders of Signature Common Stock and Signature Preferred Stock as may be reasonably requested in connection with the actions of Jameson required to be taken under any applicable state securities laws in connection with the issuance of the Jameson Common stock and Jameson Series S Preferred Stock in the Merger, including information relating to the number of shares of Jameson Common Stock and Jameson Series S Preferred Stock required to be registered.

          4.20.  Comfort Letter. Signature shall use all reasonable efforts to
                 --------------
cause to be delivered to Jameson "comfort" letters of KPMG Peat Marwick, Signature's independent public accountants, as contemplated by Section 7.09 of this Agreement.

          4.21.  REIT-Related Transactions. Signature shall take such further
                 -------------------------
action and engage in such further transactions as determined by Jameson, based on the advice of its attorneys and/or independent accountants, to be reasonably necessary to preserve Jameson's status as a "real estate investment trust" under the Code, so long as such actions have no material adverse economic effect on Signature and its stockholders in the event that the Merger is not consummated (for these purposes, the tax consequences to any Signature stockholders resulting from a dividend or distribution by Signature to them shall not be considered a material economic effect on them). Without limiting the generality or breadth of the foregoing, it is agreed that not later than immediately prior to the Effective Time of the Merger, (i) each Signature Subsidiary will be liquidated and dissolved; (ii) Signature will enter into that certain Assignment and Assumption Agreement substantially in the form of Exhibit D hereto with Jameson Hospitality, LLC whereby not later than immediately prior to the Effective Date of the Merger, Signature will sell, assign and transfer to Jameson Hospitality, LLC those operating assets and operations more specifically described in Exhibit E hereto and all of Signature's rights and interests in and to the trade name or trademark "Signature Inns"; and (iii) prior to the Effective Time of the Merger, Signature will declare and pay an extraordinary dividend to the holders of the outstanding Signature Common Stock in an aggregate amount not less than the amount of the undistributed Earnings and Profits, if any, that the independent accountants of Signature estimate that Signature would have at the Effective Time of the Merger if such dividend were not declared and paid, it being understood and agreed that the amount of any such dividend per share of Signature Common Stock will reduce the amount of the cash payment per share due to the holders of the Signature Common Stock by virtue of the consummation of the Merger as provided in Section 1.04(a) hereof. In addition, Signature and the Signature Partnership will enter into amendments of the management and franchise agreements between such parties which will result in the cancellation and termination of those agreements in conjunction with the consummation of the Merger and will provide for the execution of a lease with Jameson Hospitality LLC covering the Signature Property owned by the Signature Partnership immediately following the Effective Time of the Merger. Also in connection with the execution of the lease between the Signature Partnership and Jameson Hospitality, LLC, the dissolution of the general partner of the Signature Partnership and the substitution of Signature as the general partner in connection therewith and the amendments of the said management and franchise agreements Signature will use its best efforts to obtain any limited partner approval of such actions that may be required under the terms of the certificate or agreement of limited partnership and Indiana Law.

          4.22   Signature Property Restructuring. At the request of Jameson,
                 --------------------------------
shortly before the Effective Time of the Merger, Signature will create one or more limited liability companies and/or limited partnerships, as Jameson may specify, which, at such time will be wholly owned by Signature, and transfer the Signature Properties thereto.

                                   ARTICLE V

                             COVENANTS OF JAMESON

          Jameson covenants and agrees with Signature that, at all times prior to the Effective Time of the Merger, Jameson at its expense will comply with all covenants and provisions of this Article V, except to the extent Signature may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

          5.01.  Approvals. Jameson will (i) take all reasonable steps and use
                 ---------
all reasonable efforts necessary or desirable to recommend the granting of and to obtain, as promptly as practicable, all approvals, authorizations and clearances of Governmental Entities and of third parties, required of Jameson to consummate the transactions contemplated hereby, (ii) provide such other information and communications to such Governmental Entities as Signature or such authorities may reasonably request, and (iii) cooperate with Signature in obtaining, as promptly as practicable, all approvals, authorizations and clearances of Governmental Entities required of Signature to consummate the transactions contemplated hereby.

          5.02.  Investigation by Signature. Jameson will provide Signature, its
                 --------------------------
counsel, accountants, actuaries and other representatives with reasonable access, upon prior notice and during normal business hours, to all facilities, officers, directors, employees, agents, accountants, actuaries, assets, properties, books and records of Jameson, and will furnish Signature and such other persons during such period with all such other information and data concerning the business, operations and affairs of Jameson for the transactions contemplated hereby as Signature or any of such other persons reasonably may request.

          5.03.  Conduct of Business. Jameson agrees that during the period from
                 -------------------
the date of this Agreement to the Effective Time of the Merger, except as expressly contemplated by this Agreement or to the extent that Signature may otherwise consent in writing, Jameson will not engage in any activity or suffer any event, which, if engaged in or suffered prior to the date of this Agreement, would have resulted in a misrepresentation under Article III.

          5.04.  Stockholders' Meeting. Jameson will promptly call a meeting of
                 ---------------------
all of the holders of Jameson Common Stock of Jameson (the "Jameson Stockholder Meeting") entitled to vote on the Merger Agreement to be held as soon as practicable following the effectiveness under the 1933 Act of the Registration Statement, as hereinafter defined, but in any event not more than forty days after such effectiveness, for the purpose of voting upon and approving the Merger Agreement and the transactions contemplated thereby and hereby. Jameson will, through its Board of Directors, recommend to its stockholders approval of such matters. Signature and Jameson shall coordinate and cooperate with respect to the timing of such meeting.

          5.05.  Blue Sky Permits. Jameson will use its reasonable efforts to
                 ----------------
obtain all necessary Blue Sky permits and approvals required to carry out the transactions contemplated by this Agreement; provided, however, that notwithstanding anything herein to the contrary, Jameson shall not be required to qualify to do business as a foreign corporation in any jurisdiction in which it is not otherwise required to be so qualified.

          5.06.  Registration Statement. Jameson will file with the Commission
                 ----------------------
the Registration Statement with respect to the shares of Jameson Common Stock and Jameson Series S Preferred Stock to be issued pursuant to this Agreement, provided that it shall have received from Signature all information with respect to Signature required to be included therein, and will use its best efforts to effect the registration of such shares under the 1933 Act. If at any time after the effectiveness of the Registration Statement and before the Effective Time of the Merger, an event occurs which, in the opinion of counsel to Jameson, necessitates the resolicitation of proxies for the Jameson Stockholder Meeting or the Signature Stockholder Meeting, Jameson will promptly prepare and file a post-effective amendment to the Registration Statement as necessary to effect such resolicitation.

          5.07.  Issuance of Jameson Common Stock and Jameson Series S Preferred
                 ---------------------------------------------------------------
Stock. Prior to the Effective Time of the Merger, Jameson will take all such
-----
reasonable actions as may be required or appropriate to approve the Articles of Amendment of its Articles of Incorporation in the form of Exhibit A-1 hereto, thereby creating, designating and authorizing the issuance of the Jameson Series S Preferred Stock to be issued in connection with the consummation of the Merger. Jameson will issue as of the Effective Time of the Merger the shares of Jameson Common Stock and Jameson Series S Preferred Stock required to be paid and delivered to the stockholders of Signature upon conversion of the Signature Common Stock and Signature Preferred Stock pursuant to the terms of the Merger Agreement.

          5.08.  Notice and Cure. Jameson will notify Signature promptly in
                 ---------------
writing of, and contemporaneously will provide Signature with true, complete and correct copies of any and all information or documents relating to, and will use all reasonable efforts to cure prior to the Effective Time of the Merger, any event, transaction or circumstance occurring after the date of this Agreement that results in or will result in any covenant or agreement of Jameson under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Jameson contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Jameson also will use all reasonable efforts to cure, at the earliest practicable date and before the Effective Time of the Merger, any violation or breach of any representation, warranty, covenant or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

          5.09.  Nasdaq National Market Listing. Jameson will use its best
                 ------------------------------
efforts to have the shares of Jameson Common Stock and Jameson Series S Preferred Stock to be issued in connection with the transactions contemplated by this Agreement duly listed, subject to official notice of issuance, on the Nasdaq National Market.

          5.10.  Tax Covenants. For one year following the Effective Time of the
                 -------------
Merger, Jameson will not take or fail to take, nor will it permit the Surviving Corporation to take or fail to take, any action that would cause the Merger not to constitute a "reorganization" within the meaning of Sections 368 of the Code.

          5.11.  No Breach or Default. Jameson will not violate, breach or
                 --------------------
default, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation, breach or default under, any term or provision of any contract to which Jameson is a party or by which any of its assets are or may be bound and as to which such violation, breach or default, individually or in the aggregate, has or reasonably may be expected to have a Material Adverse Effect on the validity or enforceability against Jameson of this Agreement or on the business, properties, financial condition or results of operations of Jameson and its Subsidiaries taken as a whole.

          5.12.  Notice and Cure. Jameson will notify Signature promptly in
                 ---------------
writing of, and contemporaneously will provide Signature with true, complete and correct copies of any and all information or documents relating to, and will use all reasonable efforts to cure before the Effective

Time of the Merger, any event, transaction or circumstance that results in or will result in any covenant or agreement of Jameson under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Jameson contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Jameson will use all reasonable efforts to cure, at the earliest practicable date and prior to the Effective Time of the Merger, any violation or breach of any representation, warranty, covenant or agreement made by Jameson in this Agreement, whether occurring or arising before or after the date of this Agreement.

          5.13.  Cooperation of Management Pending Merger. Jameson covenants and
                 ----------------------------------------
agrees that between the date hereof and the Effective Time of the Merger, Jameson's management will cooperate with Signature and endeavor to help persons designated by Signature to become familiar with Jameson's business, its operations, properties, business prospects, needs, employees and any other matters pertaining to Jameson's business and operations and to begin implementation of the transitional plan to be developed by Jameson and Signature.

          5.14.  Furnish Information for Signature Proxy Statements. Jameson
                 --------------------------------------------------
will furnish Signature all the information concerning Jameson required for inclusion in the Signature Proxy Statement to be prepared and delivered to the Signature stockholders in connection with the Signature Stockholders Meeting, or in any statement or application made by Signature to any Governmental Entity in connection with the transactions contemplated in this Agreement.

          5.15.  Comfort Letters. Jameson shall use all reasonable efforts to
                 ---------------
cause to be delivered to Signature "comfort" letters of Ernst & Young, LLP, Jameson's independent public accountants, as contemplated by Section 8.09 of this Agreement.

                                  ARTICLE VI

                      CONDITIONS PRECEDENT TO OBLIGATIONS
                           OF JAMESON AND SIGNATURE

          Notwithstanding any other provision of this Agreement, the obligation of each of Jameson and Signature to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Effective Time of the Merger, of each of the following conditions precedent, any one of which may be waived by such entity:

          6.01.  Consents and Approvals. All approvals of, and consents by, all
                 ----------------------
Governmental Entities and other persons, and all permits by and all filings with and submissions to all such Governmental Entities and other persons as may be required for the consummation of the transactions contemplated by this Agreement, shall have been obtained or made and reasonably satisfactory evidence thereof shall have been received.

          6.02.  Registration Statement. The Registration Statement shall have
                 ----------------------
become effective in accordance with the provisions of the 1933 Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purposes shall have been initiated or, to the Knowledge of Jameson or Signature, threatened by the SEC. All necessary state securities or blue sky authorizations shall have been received.

          6.03.  Stockholder Approval. At or prior to the Effective Time of the
                 --------------------
Merger, the Merger Agreement shall have been duly approved by the requisite vote of holders of the Signature Common Stock, Signature Preferred Stock and Jameson Common Stock in accordance with applicable law and the Restated Articles of Incorporation, as amended, and Bylaws of Signature and Jameson, respectively.

          6.04.  Nasdaq National Market Listings. The shares of Jameson Common
                 -------------------------------
Stock and the Jameson Series S Preferred Stock issuable in the Merger shall have been approved for listing on the Nasdaq National Market.

          6.05.  Certain Actions, etc. There shall not have been instituted and
                 ---------------------
be continuing or threatened against Jameson and Signature or any of their respective directors or officers any action, suit or proceeding by or before any Governmental Entity that would (i) restrain, prohibit or invalidate, or result in the payment of substantial damages in respect of, the Merger or any other transaction contemplated by this Agreement, (ii) impose or confirm material limitations on the ability of Jameson effectively to exercise full rights of ownership of the shares of capital stock of Signature or (iii) prohibit Jameson's or Signature's ownership or operation of all or a material portion of Jameson's or Signature's business, properties or assets, or compel Jameson to dispose of or hold separate all or a material portion of Jameson's or Signature's business, properties or assets.

                                  ARTICLE VII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF JAMESON

          Notwithstanding any other provision of this Agreement, the obligation of Jameson to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Effective Time of the Merger, of each of the following conditions precedent, any one of which may be waived by Jameson:

          7.01.  Accuracy of Representations and Warranties. The representations
                 ------------------------------------------
and warranties of Signature set forth in Article II shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time of the Merger with the same effect as though such representations and warranties had been made at and as of the Effective Time of the Merger except for such changes with respect thereto which are contemplated by this Agreement or the passage of time.

          7.02.  Performance of Covenants, Agreements and Conditions. Signature
                 ---------------------------------------------------
shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it at or prior to the Effective Time of the Merger.

          7.03.  Officers' Certificate, Etc. Jameson shall have received (i) a
                 ---------------------------
certificate, dated the date of the Effective Time of the Merger and signed by the President and the Treasurer of Signature, to the effect set forth in Sections 7.01, 7.02 and 7.12 and (ii) such other certificates, instruments and documents as shall be reasonably requested by Jameson for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

          7.04.  Employment Agreements. Jameson Hospitality LLC shall have
                 ---------------------
entered into employment agreements in the forms of Exhibit C to this Agreement with the following officers and key employees of Signature: John D. Bontreger. Mark D. Carney, Bo L. Hagood, David R. Miller and Martin D. Brew.

          7.05.  Opinion of Signature Counsel. Jameson shall have received an
                 ----------------------------
opinion, dated the date of the Effective Time of the Merger, of Henderson, Daily, Withrow & Devoe, counsel for Signature, in form and substance satisfactory to Jameson, to the effect that:

          (a) Signature is a corporation duly organized and validly existing under Indiana Law and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted;

          (b) Signature is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction set forth in Schedule
2.01 to this Agreement;

          (c) Each of the Signature Subsidiaries has been dissolved and liquidated in accordance with Indiana Law, its articles of incorporation and bylaws and Signature has obtained all material consents, waivers, approvals and authority as may be reasonable required or necessary in connection therewith;

          (d) The Signature Partnership is a limited partnership validly existing and in good standing under the laws of the State of Indiana and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business activities or its ownership or leasing of property makes such qualification necessary and in which the failure to qualify would not or could not reasonably be expected to have a Material Adverse Effect. The Signature Partnership has full power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted;

          (e) Signature has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; the execution and delivery of this Agreement by Signature and the consummation by Signature of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Signature; this Agreement has been duly executed and delivered by Signature and constitutes the legal, valid and binding obligation of Signature, enforceable against Signature in accordance with its terms except as enforceability may be subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (f) Neither the execution and delivery of this Agreement by Signature, nor the consummation of the transactions contemplated hereby to be preformed by Signature, will (i) violate or conflict with any provision of the Articles of Incorporation, as amended, or Bylaws, as currently in effect, of Signature or any Signature Subsidiary, or (ii) violate or conflict with any provision of any Indiana or federal law, rule or regulation, or of any order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision known to such counsel of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator binding upon Signature or any of its Subsidiaries or any of the properties of Signature or any Signature Subsidiary, except where such violations or conflicts would not individually or in the aggregate have a Material Adverse Effect on the business, financial condition or properties of Signature or any Signature Subsidiary or on the ability of Signature to consummate the transactions contemplated hereby;

          (g) To such counsel's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Signature will result in a breach of or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Signature or any Signature Subsidiary is a party or by which Signature or any Signature Subsidiary or the properties of Signature or any Signature Subsidiary is bound or affected, or pursuant to which Signature or any Signature Subsidiary has guaranteed the indebtedness or preferred stock of any person or entity, or
(ii) any lease, contract or other agreement or instrument to which Signature or any Signature Subsidiary is a party or by which Signature or any Signature Subsidiary or any of the properties of Signature or any Signature Subsidiary is bound or affected, except in the case of each of clauses (i) and (ii) above, for any such breaches, defaults, rights, losses or penalties that in the aggregate would not have any Material Adverse Effect on the business, financial condition or properties of Signature or any Signature Subsidiary or on the ability of Signature to consummate the transactions contemplated hereby;

          (h) Each Dissolved Signature Partnership has been liquidated and dissolved in compliance with the requirements of its certificate or agreement of limited partnership and Indiana Law and neither Signature nor any of its Subsidiaries has assumed, either contractually or by operation of law, any liabilities, obligations or duties of the Dissolved Signature Partnership or any of the partners thereof except for any responsibility or liability it may have solely by reason of its position as the general partner of the Dissolved Signature Partnership. Such counsel has no knowledge of any outstanding indebtedness, claims, liabilities or obligations of any Dissolved Signature Partnership to which Signature or any Signature Subsidiary may be subject and which has not been disclosed in this Agreement or in any of the Schedules to this Agreement.

          (i) To such counsel's knowledge, except as contemplated in this Agreement, neither the execution and delivery by Signature of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Signature will result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned by Signature or any Signature Subsidiary, except where such would not in the aggregate have a Material Adverse Effect on the business, financial condition or properties of Signature or any Signature Subsidiary or on the ability of Signature to consummate the transactions contemplated hereby;

          (j) No consent, approval, order, certificate or authorization of, or registration, declaration or filing with, any federal or Indiana Governmental Entity is required by or with respect to Signature or any Signature Subsidiary in connection with the execution and delivery of this Agreement by Signature or the consummation by Signature of the transactions contemplated hereby, other than in connection or compliance with any applicable provisions of Indiana Law, Georgia Law and applicable state and Federal securities laws.

          (k) The authorized capital stock of Signature consists of 25,000,000 shares of Signature Common Stock and 5,000,000 shares of Signature Preferred Stock; to the knowledge of such counsel, there are no options to purchase any shares of capital stock of Signature outstanding other than the employee stock options described in Schedule 1.05 hereto; and all shares of capital stock of Signature are duly authorized, validly issued, fully paid and nonassessable, and are not subject to or issued in violation of, any preemptive rights.

          (l) All such shares of Signature Common Stock (and the associated Rights), when converted into the right to receive shares of Jameson Common Stock and cash pursuant to the terms of the Merger Agreement, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such shares (and the associated Rights) shall cease to have any rights with respect thereto other than the right to receive the shares of Jameson Common Stock and cash payment described in Section 1.04(a) hereof. By virtue of the Amendment to the Rights Agreement and at the Effective Time of the Merger, the Rights shall be canceled and shall cease to exist by reason of the Merger and the holders of the

Signature Common Stock shall have no rights with respect thereto upon consummation of the Merger.

          (m) Such matters relating to the formation of one or more limited liability companies or limited partnerships to hold title to the properties in certain of the states pursuant to Section 4.22 and the effectiveness of the transfer of title to such properties thereto as Jameson may reasonably request.

          In addition, such counsel shall state that no facts have come to such counsel's attention which lead such counsel to believe that either the Registration Statement or the Proxy Statement, or any amendment or supplement thereto (other than the financial statements and other financial and statistical information contained therein as well as expertized portions thereof, as to which such counsel need not comment), both as of their respective issue or effective dates and as of the Effective Time of the Merger, contained an untrue statement of a material fact with respect to Signature or omitted to state a material fact with respect to Signature required to be stated therein or necessary to make the statements therein with respect to Signature not misleading.

          In rendering the above opinions, such counsel may rely on such local or other counsel to which Jameson has reasonably agreed with respect to matters particularly within the expertise of such counsel and/or not normally opined on by outside counsel.

          7.06.  Undertakings by Signature Affiliates. Jameson shall have
                 ------------------------------------
received written undertakings, in form and substance satisfactory to Jameson, signed by each person who in the opinion of counsel for Jameson is at the Effective Time of the Merger, or was at the time of the Signature Stockholder Meeting, an "affiliate" of Signature within the meaning of Rule 145 of the Commission under the 1933 Act, to the effect that such person will not offer or sell or otherwise distribute the shares of Jameson Common Stock or Jameson Series S Preferred Stock to be received by him upon consummation of the Merger, provided that such undertaking shall not extend to such shares as may be sold
(i) in the manner and to the extent permitted by paragraph (d) of said Rule 145, as it may be amended from time to time, (ii) pursuant to an offering which has been registered under the 1933 Act and any applicable state securities laws, or
(iii) in a manner which is exempt from the registration requirements of the 1933 Act and any applicable state securities laws. In addition, each of the persons named in Section 7.04 will have agreed to not sell any of the shares of Jameson Common Stock or Jameson Series S Preferred Stock received by him in connection with the consummation of the Merger for a period of one year from the Effective Time of the Merger without the prior consent of Jameson.

          7.07.  Rights Agreement. The Rights shall not have become
                 ----------------
nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement.

           7.08. Opinions of Professionals.
                 --------------------------

          (a) Jameson will have received an opinion from the independent accountants of Signature, in form and substance reasonably satisfactory to Jameson and its counsel, to the effect that at the Closing Date Signature does not then have any undistributed earnings and profits as defined under Internal Revenue Code Section 312 and the Regulations thereunder ("Earnings and Profits").

          (b) On the Closing Date, the opinion of Conner & Winters, A Professional Corporation, counsel to Jameson, shall have been delivered to Jameson in form and substance reasonably satisfactory to Jameson stating (i) that Jameson is a "real estate investment trust" for federal income Tax purposes, (ii) that consummation of the transactions contemplated by this Agreement will not cause Jameson to cease to qualify as a "real estate investment trust" for federal income Tax purposes, and (iii) that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of section 368(a) of the Code, and that each of Jameson and Signature will be a party to that reorganization within the meaning of section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon the opinion rendered pursuant to paragraph (a) above as well as certificates of officers of Signature and Jameson as to such factual matters as such counsel may reasonably request.

          7.09.  Auditors' letters. Jameson shall have received from KPMG Peat
                 -----------------
Marwick a letter dated the effective date of the Registration Statement and a letter dated the Effective Time of the Merger, each such letter to be in form and substance satisfactory to Jameson and to the effect that:

          (a) in their opinion, the financial statements of Signature examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and

          (b) based upon limited procedures described in such letter, certain data and information appearing in said Registration Statement and specified in said letter has been obtained from the accounting records of Signature is in agreement with such records or computations made therefrom.

          7.10.  Resignations.  If requested, Jameson shall have received the
                 ------------
resignations of each officer and director of each of the Signature Subsidiaries.

          7.11.  Fairness Opinion. Jameson shall have received a letter from The
                 ----------------
Robinson-Humphrey Company, L.L.C. for inclusion in the Registration Statement in form and substance satisfactory to Signature to the effect that in the opinion of The Robinson-Humphrey Company, L.L.C., the terms of the Merger contemplated by this Agreement are fair to the stockholders of Jameson from a financial point of view.

          7.12.  No Material Adverse Change. Since the date of this Agreement,
                 --------------------------
there shall have been no event or occurrence which has had or reasonably could be expected to have a Material Adverse Effect on the business, properties, financial condition or results of operations of Signature or on the ability of Signature to consummate the transactions contemplated hereby.


                                 ARTICLE VIII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF SIGNATURE

          Notwithstanding any other provision of this Agreement, the obligations of Signature to consummate the transactions contemplated hereunder (other than the obligations of Signature set forth in Section 10.05) shall be subject to the fulfillment, prior to or at the Effective Time of the Merger, of each of the following conditions precedent, any one of which may be waived by Signature.

          8.01.  Accuracy of Representations and Warranties. The representations
                 ------------------------------------------
and warranties of Jameson set forth in Article III shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time of the Merger with the same effect as though such representations and warranties had been made at and as of the Effective Time of the Merger except for such changes with respect thereto which are contemplated by this Agreement or the passage of time.

          8.02.  Performance of Covenants, Agreements and Conditions. Jameson
                 ---------------------------------------------------
shall have duly performed, complied with and satisfied all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by them, at or prior to the Effective Time of the Merger.

          8.03.  Officers' Certificates Etc. Signature shall have received (i)
                 ---------------------------
certificates, dated the date of the Effective Time of the Merger and signed by the President or any Vice President of Jameson, to the effect set forth in Sections 8.01, 8.02 and 8.08, insofar as such Sections relate to Jameson and
(ii) such other certificates, instruments and documents as shall be reasonably requested by Signature for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

          8.04.  Opinion of Counsel for Jameson. Signature shall have received
                 ------------------------------
an opinion, dated the date of the Effective Time of the Merger, of Conner & Winters, A Professional Corporation, counsel for Jameson, in form and substance satisfactory to Signature, to the effect that:

          (a) Jameson is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and Jameson has all requisite corporate power and authority to own, operate and lease its respective properties and assets and to carry on its respective businesses as now being conducted;

          (b) Jameson and each Jameson Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction specified in such opinion;

          (c) Jameson has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; the execution and delivery of this Agreement by Jameson and the consummation by Jameson of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Jameson; this agreement has been duly executed and delivered by Jameson and constitutes the legal, valid and binding obligation of Jameson, enforceable against Jameson in accordance with its terms except as enforceability may be subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (d) Neither the execution and delivery of this Agreement by Jameson, nor the consummation of the transactions contemplated hereby to be performed by Jameson, will (i) violate or conflict with any provision of the Articles of Incorporation, as amended, or By-laws, as currently in effect, of Jameson or
(ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any Governmental Entity, other regulatory or self-regulatory body or association or arbitrator binding upon Jameson or any Jameson Subsidiary or any of their respective properties, except where such violations or conflicts would not in the aggregate have a Material Adverse Effect on the business, financial condition or properties of Jameson and its Subsidiaries taken as a whole or on the ability of Jameson to consummate the transactions contemplated hereby;

          (e) To the knowledge of counsel, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Jameson will result in a breach of or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Jameson is a party or by which it or any of its respective properties is bound or affected, or pursuant to which Jameson has guaranteed the indebtedness or preferred stock of any person or entity or (ii) any lease, license, tariff, contract or other agreement or instrument to which Jameson is a party or by which it or any of its properties is bound or affected, except in the case of each of clauses (i) and (ii) above, for any such breaches, defaults, rights, losses or penalties that in the aggregate do not have any Material Adverse Effect on the business, financial condition, or properties of Jameson and its subsidiaries taken as a whole or on the ability of Jameson to consummate the transactions contemplated hereby;

          (f) To the knowledge of counsel, except as contemplated in this Agreement, neither the execution and delivery of Jameson of this Agreement nor the consummation of the transactions contemplated hereby to be performed by Jameson will result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now or hereafter owned by Jameson or its Subsidiaries, except where such would not in the aggregate have a Material Adverse Effect on the business, financial condition, or properties of Jameson or any Jameson Subsidiary or on the ability of Jameson to consummate the transactions contemplated hereby;

          (g) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Jameson or any of its subsidiaries in connection with the execution and delivery of this Agreement by Jameson or the consummation by Jameson of the transactions contemplated hereby, other than in connection or compliance with any applicable provisions of Georgia Law, Indiana Law or applicable state and Federal securities laws.

          (h) The authorized capital stock of Jameson consists of 40,000,000 shares of Jameson Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share. On the date of this Agreement, there were 9,857,731 shares of Jameson Common Stock and 1,200,000 shares of Jameson Series A Preferred Stock issued and outstanding. All the outstanding shares of Jameson Common Stock and Jameson Series A Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. To the knowledge of such counsel, there are no options to purchase any shares of capital stock of Jameson except as set forth in Section 3.04 of this Agreement. The shares of Jameson Series S Preferred Stock have been validly designated and authorized by the filing of the Articles of Amendment substantially in the form of Exhibit A-1 to this Agreement. The shares of Jameson Common Stock and Jameson Series S Preferred Stock to be issued pursuant to this Agreement have been duly authorized and, when issued in accordance with the provisions hereof, will be validly issued, fully paid and nonassessable; and the Jameson stockholders have no preemptive rights to acquire such shares.

          (i) The Registration Statement has become effective under the 1933 Act and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; and the resale of the shares of Jameson Common Stock and Jameson Series S Preferred Stock issued pursuant to this Agreement and the Merger Agreement will not require registration under the 1933 Act except as such registration may be required by law, if any, with respect to certain distributions by those "affiliates" of Signature who deliver the undertakings to Jameson contemplated by Section 7.06 herein.

          (j) The issuance of the shares of Jameson Common Stock and Jameson Series S Preferred Stock in connection with the transactions contemplated by this Agreement has been registered or is subject to applicable exemptions from the registration requirements under the state securities or Blue Sky laws of the various states in which the stockholders of Signature reside.

          In addition, such counsel shall state that no facts have come to such counsel's attention which lead such counsel to believe that either the Registration Statement or the Proxy Statement or any amendment or supplement thereto (other than the financial statements and other financial and statistical information contained therein as well as expertized portions thereof, as to which such counsel need not comment), both as of their respective issue or effective dates and as of the Effective Time of the Merger, contained an untrue statement of a material fact with respect to Jameson and the Jameson Subsidiaries or omitted to state a material fact with respect to Jameson and the Jameson Subsidiaries required to be stated therein or necessary to make the statements therein with respect to Jameson and the Jameson Subsidiaries not misleading.

          In rendering the above opinions, such counsel may rely upon such local or other counsel to which Signature has reasonably agreed with respect to matters particularly within the expertise of such counsel and/or not normally opined on by outside counsel. It is agreed that such counsel may rely on the opinion of Steven A. Curlee, Esq. regarding matters of Georgia Law.

          8.05.  Authorization of Jameson Stock. The Board of Directors of
                 ------------------------------
Jameson shall have taken all necessary corporate action to provide for the issuance and reservation of such number of shares of Jameson Common Stock and Jameson Series S Preferred Stock as may be required to carry out the terms of this Agreement.

          8.06.  Fairness Opinion. Signature shall have received a letter from
                 ----------------
McDonald Investments, Inc. no earlier than three business days prior to the effective date of the Registration Statement for inclusion in the Registration Statement in form and substance satisfactory to Signature to the effect that in the opinion of McDonald Investments, Inc., the consideration to be received in the Merger by the holders of the Signature Common Stock and Signature Preferred Stock contemplated by this Agreement is fair to the stockholders of Signature from a financial point of view.

          8.07.  Tax Opinion. Signature shall have received a written opinion of
                 -----------
Conner & Winters, A Professional Corporation, to the effect that (i) Jameson is a "real estate investment trust" for federal income Tax purposes, (ii) consummation of the transactions contemplated by this Agreement will not cause Jameson to cease to qualify as a "real estate investment trust" for federal income Tax purposes, and (iii) the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Jameson and Signature will be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iv) that Signature and the Signature stockholders exchanging Signature Common Stock and

Preferred Stock will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger (except as to the cash consideration received by Signature stockholders and except for any gain that Signature may realize in connection with the sale of its operating assets to Hospitality, LLC as contemplated by Section 4.21). In connection with the Tax opinion, such counsel shall be entitled to assume the accuracy of the representations and warranties of Signature and Jameson and shall be entitled to make such other factual assumptions as are reasonable or customary in similar Tax opinions. In rendering such opinion, such counsel shall be entitled to rely upon the opinion rendered pursuant to Section 7.08(a) above.

          8.08.     No Material Adverse Change.  Since the date of this
                    --------------------------
Agreement, there shall have been no event or occurrence which has had or reasonably could be expected to have a Material Adverse Effect on the business, properties, financial condition or results of operations of Jameson or on the ability of Jameson to consummate the transactions contemplated hereby.

          8.09.     Auditors' Letters.  Signature shall have received from Ernst
                    -----------------
& Young, LLP, a letter dated the effective date of the Registration Statement and a letter dated the Effective Time of the Merger, each such letter to be in form and substance satisfactory to Signature and to the effect that:

          (a) in their opinion, the financial statements of Jameson examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and

          (b) based upon limited procedures described in such letter, certain data and information appearing in said Registration Statement and specified in said letter has been obtained from the accounting records of Jameson is in agreement with such records or computations made therefrom.

                                  ARTICLE IX

                      TERMINATION, AMENDMENTS AND WAIVER

          9.01.     Termination. This Agreement may be terminated at any time
                    -----------
prior to the Effective Time of the Merger, whether before or after approval by the stockholders of Jameson and Signature:

          (a)       by mutual written consent of Jameson and Signature; or

          (b) by either Jameson or Signature if the Merger shall not have been consummated on or before July 31, 1999 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time); or

          (c) by either Jameson or Signature, if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action; or

          (d) by either Jameson or Signature, if any required approval of the stockholders of Jameson or Signature that is a condition to the obligations of Jameson or Signature under Section 6.03 shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

          (e) by Jameson if the Board of Directors of Signature shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the Merger, this Agreement or any of the transactions contemplated hereby, (ii) modify such approval or recommendation in a manner adverse to Jameson or (iii) approve or recommend a Superior Proposal pursuant to Section 4.03(b); or

          (f) by the Board of Directors of Signature if (i) to the extent permitted by Section 4.03(b), the Board of Directors of Signature authorizes Signature to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Signature provides notification to Jameson in accordance with Section 4.03(b), and (ii) Jameson does not make, within five calendar days of receipt of Signature's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of Signature determines, in good faith after consultation with its financial advisors and outside counsel, is at least as favorable, from a financial point of view, to the stockholders of Signature as the Superior Proposal, and (iii) Signature, prior to such termination has paid to Jameson in cash the full amounts required to be paid by Section 10.05; or

          (g) by Jameson, if Signature has failed to perform in any respect any of its obligations required to be performed by it under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by Jameson, except where such failure or failures would not in the aggregate have a Material Adverse Effect on the business, properties, financial condition or results of operations of Signature or Jameson on the ability of Signature or Jameson to consummate the transactions contemplated hereby; or

          (h) by Signature, if Jameson shall have failed to perform in any respect any of its obligations required to be performed by it under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by Signature, except where such failure or failures would not in the aggregate have a Material Adverse Effect on the business, properties, financial condition or results of operations of Signature or on the ability of Signature to consummate the transactions contemplated hereby; or

          (i) by Signature, if the average of the closing sales prices for Jameson Common Stock as reported on the Nasdaq National Market for the period of ten consecutive trading days ending five business days prior to the date of the Signature Stockholder Meeting is less than $7.00 per share.

          9.02.     Effect of Termination.  If either Jameson or Signature
                    ---------------------
terminates this Agreement as provided in the foregoing Section, this Agreement will forthwith become void, and there will be no liability or obligation on the part of Jameson or Signature or their officers or directors except as set forth in Sections 10.05 and 11.02 (relating to noncompletion expenses and fees), 2.13 and 3.07 (relating to brokers or finders), and 10.01 (relating to confidentiality), and except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or agreements in this Agreement.

          9.03.     Amendment.  This Agreement may be amended by the parties
                    ---------
hereto, by action taken (in the case of Signature or Jameson) by their respective Boards of Directors at any time before or after approval hereof by the stockholders of Signature and Jameson. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          9.04.     Waiver.  Any term or provision of this Agreement may be
                    ------
waived in writing at any time by Jameson, if it is entitled to the benefits thereof, or by Signature, if it is entitled to the benefits thereof.

                                   ARTICLE X

                         OTHER AGREEMENTS; NONSURVIVAL
                       OF REPRESENTATIONS AND WARRANTIES

          10.01.    Confidentiality.   The parties agree that the commitments,
                    ---------------
covenants, terms and obligations under Sections 1 through 5 and Section 9 of that certain Mutual Confidential Disclosure Agreement dated as of December 16, 1998 shall continue in full force and effect; provided, however, that nothing in the last paragraph of Section 2 thereof shall affect, limit or restrict the representations and warranties of the parties under Articles II and III hereof.

          10.02.    Public Announcements.  None of the parties hereto will make
                    --------------------
any public announcement without prior approval of the other, except as may otherwise be required by law.

          10.03.    Indemnification. (a) Jameson agrees that all rights to
                    ---------------
indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of any current or former employees, agents, directors or officers of Signature and its Subsidiaries as provided in their respective Articles of Incorporation or By-laws (or comparable organizational documents) and any indemnification agreements of Signature disclosed in a schedule hereto shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than five years from the Effective Time of the Merger and the obligations of Signature in connection therewith shall be assumed by Jameson; provided that in the event any claim or claims are asserted or made within such five year period, all rights to indemnification in respect of any such claim shall continue until final disposition of such claim.

          (b) Jameson agrees that from and after the Effective Time of the Merger, Jameson shall cause the policies or director and officer liability insurance maintained by Signature on the date hereof to be maintained in effect for the period of time directors and officers are entitled to indemnification under Section 10.03(a) above; provided that Jameson may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties, provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time of the Merger.

          (c) In the event Jameson merges or is acquired in a transaction in which it is not the surviving corporation, or if Jameson sells substantially all of its assets, Jameson will use its reasonable efforts to cause proper provision to be made in such transaction so that Jameson's successor or acquiror will assume the obligations set forth in Section 10.03(a) above. The parties agree that Signature's directors and officers are the third party beneficiaries of, and entitled to enforce, the provisions of this Section 10.03.

          (d) The provisions of this Section 10.03 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been a director or officer of Signature or a Subsidiary of Signature, and such director's or officer's heirs and personal representatives and shall be binding on all successors and assigns of Jameson.

          10.04.    Additional Agreements.  Subject to this Agreement, each of
                    ---------------------
the parties agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate approval of stockholders of Signature or Jameson required so to approve. If at any time after the Effective Time of the Merger any further action is necessary or desirable to carry out the purposes of this

Agreement, the proper officers and directors of each corporation that is a party to this Agreement will take all such necessary action.

           10.05.   Break-up Fee.
                    ------------

           (a)     If this Agreement is terminated pursuant to Section 9.01(e),
     (g) or (f) without the Closing having occurred, or

           (b) the stockholders of Signature do not approve the Merger Agreement and either (i) the Signature Board of Directors does not recommend approval of the Merger Agreement or at any time prior to the Signature Stockholder Meeting changes its recommendation for approval, or
     (ii) any tender or exchange offer for the shares of Signature Common Stock or Signature Preferred Stock or solicitation of proxies voting against approval of the Merger Agreement is commenced by any third party (including any affiliate of Signature) at any time prior to the date on which the Signature Stockholder Meeting is scheduled and the Signature Board of Directors fails to take a position recommending that such offer not be accepted or that such proxies not be granted, then Signature agrees to pay Jameson $2,000,000 in cash plus an amount equal to all of the out-of pocket fees and expenses reasonably incurred by Jameson in connection with this Agreement and the transactions contemplated hereby, not to exceed $500,000 in the aggregate.

          10.06.    Available Remedies.  Each party expressly agrees that,
                    ------------------
consistent with its intention and agreement to be bound by the terms of this Agreement and to consummate the transactions contemplated hereby, subject only to the performance or satisfaction of conditions precedent, the remedy of specific performance shall be available to a non-breaching and non-defaulting party to enforce performance of this Agreement by a breaching or defaulting party, including, without limitation, to require the consummation of the Closing pursuant to Section 1.01.

          10.07.    Nonsurvival of Representations and Warranties.  The
                    ---------------------------------------------
representations and warranties of the parties hereto contained in Articles II and III shall expire at the Closing and be of no further force or effect.

                                  ARTICLE XI

                                 MISCELLANEOUS

          11.01.    Closing.  Subject to the terms and conditions hereof, the
                    -------
closing of the transactions contemplated hereby shall take place at the offices of Henderson, Daily, Withrow & Devoe, 2600 One Indiana Square, Indianapolis, Indiana 46204-2071 at 10:00 am., Eastern Time, on the day after the meeting of the stockholders of Signature referred to in Section 4.14 or at such other place and time as the parties hereto shall agree.

          11.02.    Expenses.  Except as otherwise provided herein, each of
                    --------
Jameson and Signature will pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel, irrespective of when incurred and regardless of whether the Merger is consummated; provided, however, that in the event that this Agreement is terminated without the Merger being consummated pursuant to any subparagraph of Section 9.01 other than Subparagraph 9.01(f) or 9.01(g), Jameson shall reimburse Signature for one-half of the fees and expenses paid or payable to the independent accountants of Signature for the analysis and review undertaken by that firm to determine the Earnings and Profits of Signature for purposes of Sections 4.21.

          11.03.    Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed to have been given if delivered personally or sent by telex, facsimile transmission, a nationally recognized overnight delivery service or registered or certified mail (return receipt requested), postage prepaid, to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

     If to Jameson:      Jameson Inns, Inc.
                         8 Perimeter Center East, Suite 8050
                         Atlanta, Georgia 30346-1603
                         Fax No.: (770) 901-9203
                         Attention: Thomas W. Kitchin

     with a copy to:     Conner & Winters, A Professional Corporation
                         3700 First Place Tower
                         15 East 5/th/ Street
                         Tulsa, Oklahoma 74103
                         Fax No.: (918) 586-8548
                         Attention: Lynnwood R. Moore, Jr.

     If to Signature:    Signature Inns, Inc.
                         One Parkwood Crossing
                         250 East 96/th/ Street, Suite 450
                         Indianapolis, Indiana 46240
                         Fax No.: (317) 574-7397
                         Attention: John D Bontreger

     with a copy to:     Henderson, Daily, Withrow & Devoe
                         2600 One Indiana Square
                         Indianapolis, Indiana 46204-2071
                         Fax No.: (317) 639-0191
                         Attention: Thomas N. Eckerle

     and to:             Bass, Berry & Sims, PLC
                         2700 First American Center
                         Nashville, Tennessee 37238-2700
                         Fax No.: (615) 742-2709
                         Attention: Howard H. Lamar, III


All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

          11.04.    Entire Agreement.  This Agreement (including the documents
                    ----------------
and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral.

          11.05.    Binding Effect: Benefits.  This Agreement shall be binding
                    ------------------------
upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Except for parties referred to in
Section 10.03, nothing expressed or implied in this Agreement is intended to or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors or assigns and for the benefit of no other person.

          11.06.    Assignment.  Neither this Agreement nor any right, remedy,
                    ----------
obligation or liability arising hereunder or by reason hereof shall be assignable by any party to this Agreement without the prior written consent of the other parties.

          11.07.    Applicable Law.  This Agreement shall be governed by and
                    --------------
construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed within that State.

          11.08.    Article and Section Headings.  The article, section and
                    ----------------------------
other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          11.09.    Construction.  The parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. As used in Articles II and III, "Knowledge" shall mean and a Person will be deemed to have
             ---------
"Knowledge" of a particular fact or other matter if such Person is actually aware of such fact or other matter or has been presented information or evidence which lead a reasonable and prudent individual to determine the existence of such fact or other matter without the necessity of conducting a further comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, executive officer, partner, executor or trustee of, or partner in, such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

          11.10     Severability.   Any term or provision of this Agreement that
                    ------------
is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad or excessive as to be unenforceable, such provision shall be interpreted (or deemed to be revised) to be only so broad, or to provide for the maximum amount, as in enforceable.

          11.11.    Incorporation of Exhibits and Schedules.  The Exhibits and
                    ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          11.12.    Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.


                                    Jameson Inns, Inc.


                                    By /s/ Thomas W. Kitchin
                                       ------------------------------------
                                         Thomas W. Kitchin, Chief Executive
                                         Officer


                                    Signature Inns, Inc.


                                    By /s/ John D. Bontreger
                                       ------------------------------------
                                         John D. Bontreger, President and
                                         Chief Executive Officer


     The undersigned are executing this Agreement solely for the purpose of agreeing to and confirming irrevocably the provisions of Section 4.03(c) of this Agreement provided, however, that none of the undersigned makes any agreement or understanding by executing below in his capacity as such director or officer, rather such person signs this Agreement solely in his capacity as the beneficial owner and registered owner of Signature Common Stock or Signature Preferred Stock, and nothing herein shall limit or affect any actions taken by any of the undersigned in his capacity as an officer or director of Signature, including, without limitation, any action taken in such person's capacity as a director or officer of Signature consistent with the provisions of Section 4.03(a) or (b) of the Agreement.



      /s/ John D. Bontreger
     ------------------------------
          John D. Bontreger


      /s/ Mark D. Carney
     ______________________________
          Mark D. Carney


      /s/ Bo L. Hagood
     ______________________________
          Bo L. Hagood

     /s/ David R. Miller
     ------------------------------
     David R. Miller

     /s/ Stephen M. Huse
     ------------------------------
     Stephen M. Huse

     /s/ George A. Morton
     ------------------------------
     George A. Morton

     /s/ Richard L. Russell
     ------------------------------
     Richard L. Russell

     /s/ William S. Watson
     ------------------------------
     William S. Watson